UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sirius XM Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Jennifer Witz Chief Executive Officer	○

Dear Fellow Stockholders:

In 2021, we celebrated the 20th anniversary of our very first subscriber. Over those two decades, SiriusXM has become the leading audio entertainment company in North America, and last year we delivered outstanding results. I’ll get into specific detail about the performance of the company below, but I also want to share with you my strategic focus for SiriusXM, our products and our people.

In my first year as CEO, we collaborated with renowned and emerging creators across our platforms to deliver even more live, curated, exclusive experiences to our listeners in- and out-of-car. And we delivered value to our advertisers with effective solutions to reach our massive audience of approximately 150 million listeners. We finished the year with record financial results, exceeding our guidance and attaining the most self-pay subscribers and total revenue in our company’s history.

Our Strategic Pillars	In 2021, we advanced our growth strategy by focusing on three strategic pillars: bringing listeners the best in audio entertainment in vehicles; increasing listenership outside of the car; and providing advertisers and creators access to the largest digital audio advertising ecosystem in North America.

WINNING IN THE CAR

We are continuing to expand our audience for in-car listening while improving the audio products available and their range of capabilities. SiriusXM was installed in more than 80% of new vehicles and 50% of used vehicles sold in the U.S. in 2021. We have maintained a 20% share of in-car listening, more than double that of streaming audio services, according to Edison Research.

The rollout of SiriusXM with 360L, which is accelerating across eleven major automakers and included in over 30 new models, gives us the ability to deliver a more personalized audio experience. We will continue expanding value for our listeners as we introduce new services in the car, including even more access to music and podcasts.

INCREASING OUR AUDIENCE OUTSIDE THE CAR

By including streaming in all of our SiriusXM trials and most popular plans, we made it easier for existing subscribers to listen everywhere. We have also made it easier for potential new subscribers to try our digital service by enabling free previews and in-app purchases through both Apple and Google, and offering them an expanded array of channels and new content.

To continue to build awareness, we launched our largest-ever multi-media national advertising campaign to drive new users to the SXM App. At Pandora, we entered into exciting agreements with T-Mobile and TikTok, and we unveiled a national multimedia advertising campaign featuring longtime Pandora listener and enthusiast DJ Khaled.

CREATING THE BEST PLATFORM FOR ADVERTISERS

We united our sales force across satellite, streaming, and podcasts to create SXM Media, the gateway for marketers to the largest digital audio ecosystem in North America. From innovative ad tech solutions to our sonic creative consultancy, we don’t just offer marketers exclusive access to leading audio content, we give them the tools they need to produce, plan, measure, and buy at scale, all while delivering our audiences best-in-class listening experiences and offering emerging and established creators a unique platform.

Powering everything we do is our unique, premium and exclusive programming. Throughout 2021, we further built out our roster of impressive talent, created new music channels, attracted new podcast creators, covered live broadcasts of all major sporting events, delivered broad news coverage, and added compelling and timely content across music genres, talk, sports, entertainment and comedy.

We are proud of the role we played, in the midst of the pandemic, to provide relief and escape to a national audience, while at the same time providing authoritative news and information when it was needed. Subscriber loyalty was seen in yet another record low churn rate, the fifth straight year of improved churn performance. We were also at the forefront of relaunching live experiences with our Small Stage Series and Pandora Live events –directly connecting artists with their fans at iconic venues across the country.

○

Delivering Record Financial Results

In 2021, SiriusXM exceeded financial guidance across the board, which we increased twice, achieving:

$8.70B	$2.77B	$1.83B	$1.31B

revenue	adjusted EBITDA	free cash flow	net income

$1.80B	returned to stockholders through common stock repurchases and quarterly dividends

Our strong financial results and free cash flow provide a compelling foundation for growth. We intend to continue investing in a disciplined manner to grow our business. And the strong performance of SiriusXM, and our board’s confidence in our business, allowed us to deliver a $1 billion special dividend to stockholders in February 2022. The special dividend came on top of the 50% increase to our recurring dividend announced last October, and on top of the $1.5 billion of SiriusXM shares we repurchased in the open market in 2021. Even following these actions, we maintain tremendous flexibility to continue investing in the business, pursue organic growth opportunities, and return capital to our stockholders via dividends and share repurchases.

That growth and our future rely on fostering and maintaining a diverse and talented workforce. We are focused on increasing women and minority representation at all levels. We are offering programs in leadership development for Black/African American, Latinx, Native American and Asian employees, and we have five employee resource groups supporting Women, People of Color (Black/African American, Latinx, Asian and Hispanic), Veterans, the LGBTQIA+ community, and employees with disabilities. And we provide regular training and guidance to our workforce regarding diversity, equity and inclusion. We believe a workforce that knows its leaders value inclusion and diversity, and the dialogue surrounding it, is motivated to do their best, most innovative work and make valued contributions to the company’s success.

○

Building on Our Momentum

As we enter 2022 with strong momentum across our business, we are excited about our next phase of growth.

SiriusXM will continue delivering the best content across our platforms to our expanding North American audience. Our growth in and out of vehicles will be enabled by our ability to deliver unique, curated and premium audio experiences to fans for every listening occasion.

Although we are operating from a position of strength, we recognize the headwinds that we must overcome. Auto sales are still impacted by supply chain issues. Younger generations have established out-of-car streaming habits. And we have more work to do stabilizing Pandora’s monthly active users.

I am confident that we can succeed by continuing to build upon our innovative foundation and executing on our existing and future growth strategies. We are working closely with automakers to ensure we are well positioned to capture subscribers as auto sales rebound; developing enhanced engagement strategies to connect with younger, diverse audiences; and focusing on sustainable growth opportunities for our advertising business, including Pandora.

As we approach these issues with urgency and a customer-centric approach, we will continue to make it easier for listeners to connect to the content they love. In doing that, we recognize that we need diverse points of view now more than ever – integrating diversity, equity and inclusion principles into our business strategies will continue to be imperative.

I’d like to take a moment to thank every team member across SiriusXM. Our employees and their bold ideas, results orientation and strong execution will be key to our success and sustained value creation in 2022 and beyond.

I look forward to keeping you updated on our progress. On behalf of our Board, employees and talent, thank you for your trust and investment in SiriusXM.

Sincerely,

Chief Executive Officer
SiriusXM

Notice of 2022
Annual Meeting of Stockholders

Time and Date:	8:30 a.m. EDT, on Thursday, June 2, 2022

Virtual Meeting:	This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2022.

Items of Business:

1.  To elect the thirteen director nominees listed herein;

2.  To ratify the appointment of KPMG LLP as our independent registered public accountants for 2022; and

3.  To transact any other business properly coming before the annual meeting and any adjournments or postponements thereof.

Who may Vote:	Stockholders of record at the close of business on April 7, 2022. A list of these stockholders will be made available to stockholders during the meeting at: www.virtualshareholdermeeting.com/SIRI2022.

Important Notice Regarding the Date of Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, June 2, 2022:	We are pleased to be using the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to their stockholders over the Internet. In accordance with these rules, a Notice of Internet Availability of Proxy Materials (Notice) and Proxy Statement were first sent or made available on or about April 18, 2022 to stockholders of record at the close of business on April 7, 2022. The Notice contains instructions on how to access our proxy statement and annual report for the fiscal year ended December 31, 2021 over the Internet and how to vote.

Whether or not you expect to attend the virtual meeting, we urge you to vote your shares over the Internet, by phone, or by signing, dating, and returning a proxy card at your earliest convenience.

Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us protect the environment, and reduce postage, printing and proxy tabulation costs.

By Order of the Board of Directors,

PATRICK L. DONNELLY

Executive Vice President, General Counsel and Secretary

New York, New York

April 18, 2022

Proxy Statement Summary

2022 Annual Meeting of Stockholders

WHEN	ITEMS OF BUSINESS
8:30 a.m. EDT, on Thursday, June 2, 2022	1.	Election of directors—To elect David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel, Jennifer C. Witz and David M. Zaslav.

VIRTUAL MEETING This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2022	2.	Ratification of independent accountants—To ratify the appointment of KPMG LLP as our independent registered public accountants for 2022.

RECORD DATE April 7, 2022	3.	Such other business as may properly come before the annual meeting.

	WHO MAY VOTE
	Holders of SIRI shares at the close of business on April 7, 2022.

PROXY VOTING

Stockholders of record on the record date are entitled to vote by proxy before the meeting in the following ways:

By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card

Annual Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors	FOR EACH NOMINEE	6

Ratification of independent accountants	FOR	64

1221 Avenue of the Americas
35th Floor
New York, New York 10020

Proxy Statement

This proxy statement contains information related to the annual meeting of stockholders of Sirius XM Holdings Inc. (the “Company,” “SiriusXM,” “we,” “us” or “our”) to be held virtually on Thursday, June 2, 2022, beginning at 8:30 a.m. EDT, at www.virtualshareholdermeeting.com/SIRI2022, and at any adjournments or postponements thereof. This proxy statement is first being distributed or made available, as the case may be, to stockholders on or about April 18, 2022.

About the Meeting

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our annual meeting, stockholders will act upon the following matters outlined in the Notice of 2022 Annual Meeting of Stockholders, including:

●	Item 1—the election of thirteen director nominees to our board (David A. Blau, Eddy W. Hartenstein, Robin P. Hickenlooper, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina M. Salen, Carl E. Vogel, Jennifer C. Witz and David M. Zaslav);

●	Item 2—the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2022; and

●	such other business that may properly be conducted at the annual meeting or any adjournments or postponements thereof.

At the annual meeting, management will also report on our performance and respond to appropriate questions from stockholders. On April 7, 2022 (the “Record Date”), 3,939,111,459 shares of our common stock were outstanding.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

Each holder of our common stock is entitled to one vote per share of common stock on all matters to be acted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Assuming the presence of a quorum, the directors will be elected by the holders of a plurality of the voting power of our common stock present in person or represented by proxy and entitled to vote. This means that the thirteen director nominees who receive the most votes cast by the holders of shares of our common stock will be elected. You may vote “For” or “Withhold” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described below) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and shares represented by broker non-votes that are present and entitled to vote at the annual meeting will be counted for the purpose of determining whether a quorum is present at the annual meeting.

The affirmative vote of the holders of a majority of the voting power of our common stock, present in person or represented by proxy, and entitled to vote on the matter is required for Item 2 (the ratification of the

2022 PROXY STATEMENT	1

PROXY STATEMENT ● ABOUT THE MEETING

appointment of KPMG LLP as our independent registered public accountants for 2022). You may vote “For,” “Against” or “Abstain” with respect to Item 2. An “Abstain” vote will have the same effect as a vote against the proposal. There will be no broker non-votes with respect to Item 2, as brokers may vote shares with respect to this proposal in the absence of client instructions. Item 2 is not binding on our board of directors or the Company.

WHEN WILL VOTING RESULTS BE AVAILABLE?

We will announce preliminary voting results at the annual meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting.

WHY IS THE ANNUAL MEETING BEING WEBCAST ONLINE?

Due to the continued impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the annual meeting, the annual meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages as a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/SIRI2022, providing our stockholders with the opportunity for meaningful engagement with the Company. In addition, stockholders will be permitted to submit a question one week in advance of the meeting at www.proxyvote.com after logging in with your 16-digit Control Number.

HOW DO I PARTICIPATE IN THE VIRTUAL MEETING?

Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

The online meeting will begin promptly at 8:30 a.m. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. To participate in the meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SIRI2022. Stockholders will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. If you lose your 16-digit Control Number, you may join the annual meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date.

WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL MEETING ON THE SAME BASIS AS I WOULD BE ABLE TO PARTICIPATE IN A LIVE MEETING?

The virtual meeting format for the annual meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost.

The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

●	providing stockholders with the ability to submit appropriate questions, one week in advance of the meeting, to ensure thoughtful responses;

●	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

●	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

2	2022 PROXY STATEMENT

PROXY STATEMENT ● ABOUT THE MEETING

WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

If you encounter any technical difficulties when accessing or using the annual meeting website, please call the technical support number that will be posted on the annual meeting website login page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

WHAT CONSTITUTES A QUORUM?

The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business at the annual meeting. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote, present in person or represented by proxy, may adjourn the annual meeting from time to time without notice or other announcement until a quorum is present or represented. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet (either before or during the annual meeting). Abstentions and shares represented by broker non-votes that are present and entitled to vote are also counted as present for purposes of determining a quorum.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs if you hold shares in “street name” (that is, your shares are held on your behalf by a bank, broker or other nominee) and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Item 2 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2022), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on non-routine items, such as Item 1 (the election of directors).

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

Broker non-votes that are present and entitled to vote will be counted for purposes of determining whether a quorum is present to hold the annual meeting.

WHAT IF I DON’T VOTE ELECTRONICALLY OR RETURN MY PROXY CARD AND DON’T ATTEND THE ANNUAL MEETING?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you are a beneficial owner (that is, you hold your shares through your broker, bank or other nominee) and you do not provide voting instructions to your broker, bank or other nominee with respect to Item 1 (the election of directors) and your broker, bank or other nominee exercises discretionary authority to vote on Item 2 (the ratification of the appointment of KPMG as our independent registered public accountant for 2022), then the missing votes for Item 1 will be considered “broker non-votes” and will not be counted in determining the outcome of the vote on this Item.

HOW DO I VOTE PRIOR TO THE MEETING?

Stockholders of record can vote before the meeting as follows:

By Internet: Stockholders may vote over the Internet at www.proxyvote.com by following the instructions included on your Notice. You will need the 16-digit Control Number included on the Notice to obtain your records and to create an electronic voting instruction form.

By Telephone: Stockholders may vote by telephone at 1-800-690-6903 by following the instructions included with your Notice. You will need the 16-digit Control Number included on your Notice in order to vote by telephone.

By Mail: Stockholders may request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the

2022 PROXY STATEMENT	3

PROXY STATEMENT ● ABOUT THE MEETING

proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

If your shares are held in “street name,” you must submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information provided by your bank, broker or other nominee on how to submit voting instructions.

The deadline for voting by telephone or electronically before the meeting is 11:59 p.m. EDT, on Wednesday, June 1, 2022, and for shares of common stock held in the Sirius XM Radio Inc. 401(k) Plan, the deadline to vote is 11:59 p.m. EDT, on Monday, May 30, 2022. Mailed proxy cards with respect to shares held of record must be received by us no later than Tuesday, May 31, 2022.

HOW DO I VOTE DURING THE MEETING?

We will be hosting the annual meeting live online. You can participate in the annual meeting live online at www.virtualshareholdermeeting.com/SIRI2022. The webcast will start at 8:30 a.m. EDT. Stockholders may vote and submit questions while attending the meeting online. You will need the 16-digit Control Number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and submit questions during the meeting.

Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to participate in the online meeting. Only your latest executed vote will count.

WHAT IS HOUSEHOLDING?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and annual report or Notice is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement or Notice and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year’s or future years’ proxy materials should be directed to: Sirius XM Holdings Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Requests can also be made by telephone by calling (212) 584-5100.

Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary (in writing or by phone at the contact information indicated above) to request that only a single copy of our proxy statement be mailed in the future.

HOW CAN I OBTAIN A PRINTED COPY OF THE PROXY MATERIALS?

To receive, free of charge, a separate copy of the Notice and, if applicable, this proxy statement and our annual report, stockholders may write or call us at:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
35th Floor
New York, New York 10020
(212) 584-5100

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by:

●	Notifying our Corporate Secretary in writing at Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020 that you are revoking your proxy;

●	Executing and delivering a later-dated proxy card or submitting a later-dated vote by telephone or the Internet; or

●	Attending the virtual meeting, revoking your proxy and voting online.

If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. To change your vote or revoke your proxy during the annual meeting, you

4	2022 PROXY STATEMENT

PROXY STATEMENT ● ABOUT THE MEETING

must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of elections.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

WHOM AM I DESIGNATING AS MY PROXY?

If you vote by Internet, telephone or mail as indicated in this proxy statement, you will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Ruth A. Ziegler, our Senior Vice President and Deputy General Counsel, as your proxies. However, you may appoint a person (who need not be a stockholder) other than Patrick L. Donnelly and Ruth A. Ziegler to vote on your behalf at the meeting by completing another proper proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxy will vote your shares according to your instructions. If you complete your proxy card but do not indicate how you would like your shares voted, your proxy will vote in accordance with the recommendation of our board of directors.

WHO IS SOLICITING MY PROXY, AND WHO WILL PAY FOR THE COSTS OF THE SOLICITATION?

SiriusXM is soliciting your proxy. The cost of soliciting proxies will be borne by SiriusXM, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 and reimburse the firm for its reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing but will receive no additional compensation for their services.

WHEN, AND HOW, DO I SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2023 proxy statement must submit such proposal to us in writing at our principal executive offices located at: 1221 Avenue of the Americas, 35th Floor, New York, New York 10020, to the attention of the Corporate Secretary, no later than the close of business on December 20, 2022.

Our Amended and Restated By-laws (our “By-laws”) include advance notice provisions. The By-laws require the timely notice of certain information to be provided by any stockholder who proposes director nominations or any other business for consideration at a stockholders’ meeting. Failure to deliver a proposal in accordance with the procedures discussed above and, in the By-laws, may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting of Stockholders, such a proposal must be received by our Corporate Secretary on or after March 4, 2023 but no later than March 24, 2023.

In the event that the date of the 2023 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the 2022 Annual Meeting of Stockholders, notice must be delivered no earlier than the 90th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. In addition, for the purposes of the application of Rule 14a-4(c) of the Exchange Act, the date for timely notice specified in this paragraph shall be the earlier of the date calculated above or the date specified in paragraph (c)(1) of Rule 14a-4 of the Exchange Act.

In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than SiriusXM’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023.

2022 PROXY STATEMENT	5

Item 1—Election of Directors

Thirteen director nominees are standing for election at the annual meeting. The Nominating, Environmental, Social and Governance Committee of our board of directors has nominated the director nominees listed below after consideration of each individual’s qualifications, contributions to the Company and other reasons discussed in this proxy statement.

The Nominating, Environmental, Social and Governance Committee believes that a well-functioning board includes a diverse group of individuals who bring a variety of complementary skills, experiences and perspectives. Our board of directors is committed to having a diverse board. The charter of the Nominating, Environmental, Social and Governance Committee provides that the Committee may include diversity in identifying director candidates. In furtherance of this commitment, the Nominating, Environmental, Social and Governance Committee requires that any list of candidates to be considered by the Committee for nomination to our board include candidates with a diversity of race, ethnicity and gender. Any third party consultant asked to furnish an initial list will be requested to include such candidates. Among the members of our board of directors, four self-identify as female, and one member self-identifies as African-American.

The Nominating, Environmental, Social and Governance Committee generally considers each nominee in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a group, possesses the appropriate mix of skills and experience to oversee our business. The experience, qualifications, attributes, or skills that led the Nominating, Environmental, Social and Governance Committee to conclude that our nominees should serve on the board of directors are generally described in the biographical information below.

In 2021, we did not pay a fee to any third party to identify, assist in identifying, or evaluate potential nominees for our board of directors.

Set forth below are the nominees proposed to be elected to serve until the 2023 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each nominee has consented to serve as a director if elected.

6	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Biographical information about this year’s nominees:

DAVID A. BLAU Age: 51 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
David A. Blau has been Executive Vice President, Corporate Development, of Liberty Media Corporation since March 2021. Mr. Blau has been a director since June 2021.

Prior to joining Liberty Media, Mr. Blau served as Vice President of Strategy and Corporate Development for Cox Enterprises, a leading communications, media and automotive services company. He spent 19 years with Cox Communications, the company’s broadband communications and entertainment division, and served in various leadership roles including as Vice President of Mergers & Acquisitions. Prior to joining Cox, he served as senior accountant for Deloitte & Touche, LLP in Atlanta. He previously served on the board of directors for BrightFarms, InSite Wireless, Ouster, Cognosos and the Chastain Park Conservancy.

Key Attributes, Experience and Skills:

Mr. Blau has extensive experience in communications and media businesses, including in the evaluation and integration of acquisitions. His experience, particularly at Cox, is useful in, and provides a valuable perspective on, the board’s evaluation of media industry trends and opportunities, and the consideration of strategic acquisitions and alternatives.

EDDY W. HARTENSTEIN Age: 71 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Hartenstein has been a director since July 2008, served as the chairman of our board from November 2009 to April 2013 and has served as our Lead Independent Director since April 2013. From May 2005 until the closing of the merger with XM in July 2008, Mr. Hartenstein served as a director of XM.

Mr. Hartenstein was the non-executive Chairman of the Board of Tribune Publishing, a leading diversified media company that included the Los Angeles Times, from August 2014 through January 2016. Mr. Hartenstein retired as the Publisher and Chief Executive Officer of the Los Angeles Times in August 2014, a position he held since August 2008. In addition, Mr. Hartenstein served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 until January 2013. Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein also serves as the Lead Director of Broadcom, Inc. and is a member of the board of directors of The City of Hope. Mr. Hartenstein previously served as a director of Tribune Publishing Company, TiVo Corporation (and Rovi Corporation prior to Its merger with TiVo Corporation), SanDisk Corporation and Yahoo! Inc.

Key Attributes, Experience and Skills:

Mr. Hartenstein has extensive experience in building, managing, marketing and operating satellite and subscription services. He brings direct and highly relevant expertise to the board in such areas as the construction and procurement of satellites, managing a large consumer subscriber base, consumer marketing, and the design and implementation of systems necessary to support a growing and dynamic consumer-oriented business.

2022 PROXY STATEMENT	7

ITEM 1—ELECTION OF DIRECTORS

ROBIN P. HICKENLOOPER Age: 43 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Robin P. Hickenlooper has been Senior Vice President, Corporate Development, of Liberty Media Corporation since 2010. Ms. Hickenlooper has been a director since June 2021 and previously served on our board of directors from January 2013 to September 2013.

Ms. Hickenlooper has served in senior corporate development roles at Liberty Media since 2010. Prior to joining Liberty Media in 2008, Ms. Hickenlooper worked at Del Monte Foods and in investment banking at Thomas Weisel Partners. She has been a member of the board of directors of Chipotle Mexican Grill, Inc. since December 2016, and serves as Chair of its Nominating and Corporate Governance Committee. She previously served on the board of directors of FTD Companies, Inc.

Key Attributes, Experience and Skills:

Ms. Hickenlooper has been involved with Liberty Media’s investment in SiriusXM since its inception. As a result, she has broad and extensive knowledge of our operations and business. In her role at Liberty Media, she has also been involved in the assessment and evaluation of acquisitions in the media and entertainment industries, including our acquisitions of Pandora Media, Inc. (“Pandora”) and other programming and related infrastructure assets. Her experience is useful in, and provides a valuable perspective on, our financial and operating performance, the value and integration of acquisitions, and media industry trends and opportunities.

JAMES P. HOLDEN Age: 70 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Holden has been a director since August 2001.

From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, one of the world’s largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at that company. Mr. Holden is the Lead Director of Snap-On Incorporated. Mr. Holden served as a member of the board of directors of Elio Motors, Inc. and as the Lead Director of Speedway MotorSports, Inc. during the last five years.

Key Attributes, Experience and Skills:

Mr. Holden has spent his career in the automotive business, a key market for our services. Mr. Holden’s perspective on, and knowledge of, the inner workings, business and product planning processes in the automotive industry are significant assets to the board.

8	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

GREGORY B. MAFFEI Age: 61 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Maffei has been a director since March 2009 and has served as the chairman of our board since April 2013.

He has served as a director and the President and Chief Executive Officer of Liberty Media (including its predecessors) since May 2007, Liberty Broadband since June 2014 and Liberty Media Acquisition Corporation since November 2020. He has served as a director and the President and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc. since July 2013 and as its Chairman of the Board since June 2015. Mr. Maffei has served as Chairman of the Board of Qurate Retail since March 2018 and as a director of Qurate (including its predecessor) since November 2005. Mr. Maffei also served as the President and Chief Executive Officer of (i) GCI Liberty from March 2018 until its combination with Liberty Broadband in December 2020 and (ii) Quarte Retail (including its predecessor) from February 2006 until March 2018. He also served as Quarte Retail’s CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, as Chairman, Chief Executive Officer and President of 360networks Corporation and as Chief Financial Officer of Microsoft Corporation.

Mr. Maffei has served as (i) the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and a director since February 2011, (ii) a director of Charter Communications, Inc. since May 2013, (iii) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow Inc., from May 2005 to February 2015 and (iv) the Chairman of the Board of Tripadvisor, Inc. since February 2013. Mr. Maffei also served on the board of directors of GCI Liberty and Pandora during the past five years.

Key Attributes, Experience and Skills:

Mr. Maffei brings to the board significant financial and operational experience based on his senior policy-making positions at Liberty Media, Qurate, Liberty TripAdvisor, Liberty Broadband, GCI Liberty, Inc., Oracle, 360networks and Microsoft. He also provides the board with an executive leadership perspective on the operations and management of large public companies, including companies in the technology, media and telecommunications space. The board also benefits from his extensive public company board experience.

EVAN D. MALONE Age: 51 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Dr. Malone has been a director since May 2013.

Dr. Malone has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development and business acceleration services, since June 2009. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Dr. Malone serves as president of the Malone Family Foundation, as a director and president of the NextFab Foundation, and as an officer of the Malone Family Land Preservation Foundation. Dr. Malone has served as a director of Liberty Media since September 2011 and as a director of Qurate since August 2008.

Key Attributes, Experience and Skills:

Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in adapting to technological changes facing the audio entertainment industry. His entrepreneurial experience also provides the board valuable insights in evaluating opportunities in existing, new and emerging technologies.

2022 PROXY STATEMENT	9

ITEM 1—ELECTION OF DIRECTORS

JAMES E. MEYER Age: 67 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Meyer currently serves as Vice Chairman of our board of directors and has been a director since January 2013.

Mr. Meyer served as our Chief Executive Officer from December 2012 through December 2020. Prior to becoming our Chief Executive Officer, Mr. Meyer was our President, Operations and Sales. Prior to joining us in May 2004, Mr. Meyer was the President of Aegis Ventures, a general management consulting company. Before Aegis, he held a number of senior management positions in consumer electronics over a 25-year period, including as the Senior Executive Vice President of Digital Media Solutions of Thomson, a worldwide leader in consumer electronics. Prior to joining Thomson, Mr. Meyer held senior management positions at General Electric and RCA. Mr. Meyer is a director of Charter Communications, Inc. During the past five years, Mr. Meyer was Chairman of the Board of Directors and a director of TiVo Corporation (and Rovi Corporation prior to its merger with TiVo Corporation) and a director of Pandora.

Key Attributes, Experience and Skills:

As our former Chief Executive Officer, Mr. Meyer has an intimate knowledge of our business and operations. In his former role, he was responsible for architecting our significant acquisitions, including Pandora and our connected vehicle business, and has a unique understanding of how different parts of our business fit together and contribute to the enterprise as a whole. Mr. Meyer also has extensive experience as a leader in media and subscription businesses. His experience, including his experience as our former chief executive officer, is useful in, and provides the directors a valuable perspective on, our business and operations.

JONELLE PROCOPE Age: 71 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Procope has been a director since July 2020.

Since 2003, Ms. Procope has been the President and Chief Executive Officer of the Apollo Theater Foundation, Inc., a non-profit organization that operates the world famous Apollo Theater in New York and offers educational, summer internship programs, and school seminars. Ms. Procope began her career as a lawyer at Skadden, Arps, Slate, Meagher & Flom, LLP, an international law firm, and later held legal and business affairs positions at Viacom International, Inc., a global entertainment company, Bristol-Myers Squibb Company, a global biopharmaceutical company, and Blackground Records, an independent record label.

Key Attributes, Experience and Skills:

Ms. Procope brings to the Board extensive experience as a senior executive in the entertainment industry and as an active member of many civic and community organizations in New York City, such as the boards of New York Public Radio, Lincoln Center for the Performing Arts, The Gracie Mansion Conservancy and the 125th Street Business Improvement District as well as a member of the NYC Landmarks 50 Advisory Committee.

10	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

MICHAEL RAPINO Age: 56 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Rapino has been a director since January 2018.

Mr. Rapino has been the President and Chief Executive Officer of Live Nation Entertainment, Inc. (“Live Nation”) since 2005 and serves on its board of directors. Live Nation is the world’s leading live entertainment company comprised of: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship.

Key Attributes, Experience and Skills:

Mr. Rapino is a leading figure in the music industry and brings to the board extensive experience in marketing and promoting live entertainment, especially musical entertainment.

KRISTINA M. SALEN Age: 51 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Salen has been a director since July 2018.

Ms. Salen was the Chief Financial Officer of World Wrestling Entertainment, Inc., an integrated media company, from August 2020 until November 2021. From February 2019 until May 2020, Ms. Salen was the Chief Financial Officer of Moda Operandi, Inc., an online luxury retailer, and from July 2017 to October 2018, Ms. Salen was the Chief Financial Officer and Chief Operating Officer of UnitedMasters, an artist services company. Previously, she served as the Chief Financial Officer at Etsy, Inc., an online marketplace, from January 2013 to March 2017. Prior to Etsy, Ms. Salen led the media, Internet, and telecommunications research group of FMR LLC (doing business as Fidelity Investments), a multinational financial services company, from January 2006 to January 2013. Prior to Fidelity, Ms. Salen worked in various financial and executive roles at several companies, including Oppenheimer Capital LLC, an investment firm, from June 2002 to December 2005; Merrill Lynch & Co., Inc., a financial services corporation acquired by Bank of America Corporation in January 2009, from June 1997 to June 2001; Lazard Freres & Co. LLC, a global financial advisory and asset management firm, from April 1996 to June 1997; and SBC Warburg, an investment bank, from December 1994 to April 1996. Ms. Salen is also a director of Cornerstone OnDemand, Inc., a cloud-based talent management software solution company, where she is Chair of the Audit Committee.

Key Attributes, Experience and Skills:

Ms. Salen has extensive experience in media, telecommunications and internet companies, including experience advising, managing and investing in early-stage enterprises and assessing media-related business plans and opportunities. This experience, together with her financial and management expertise, make her an asset in the board’s deliberations and in its assessment of our plans and alternatives.

2022 PROXY STATEMENT	11

ITEM 1—ELECTION OF DIRECTORS

CARL E. VOGEL Age: 64 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Vogel has been a director since April 2011.

Mr. Vogel is a private investor and an industry advisor for KKR & Co Inc., a leading global investment firm. He served as President of Dish Network Corporation from September 2006 until February 2008 and served as its Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and Chief Executive Officer of Charter Communications, Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. Mr. Vogel is the chairman of Progress Acquisition Corp., a blank check company. Mr. Vogel is a member of the board of directors, chairman of the audit committee and a member of the executive committee of Shaw Communications, Inc., a diversified communications company providing broadband cable and direct-to-home satellite services in Canada. He is also a member of the board of directors and audit committee of Universal Electronics, Inc., a provider of wireless control technology for connected homes. In addition, Mr. Vogel is a member of the board of directors and chairman of the audit committee of AMC Networks, Inc., a provider of cable television programming. Mr. Vogel also served as a director of Ascent Media Corporation, Inc. and Dish Network Corporation during the last five years.

Key Attributes, Experience and Skills:

Mr. Vogel has extensive experience as a leader in media and subscription businesses, including in many companies and ventures with operations that are directly related and complementary to our business, such as Dish Network, Charter Communications, Shaw Communications and AMC Networks. In addition, his experience as a chief executive officer, private equity advisor and investor is useful in, and provides the directors a valuable perspective on, our financial and operating performance, the board’s evaluation of media industry trends and opportunities, the assessment of executive talent, and the consideration of strategic acquisitions and alternatives.

JENNIFER C. WITZ Age: 53 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Witz has served as our Chief Executive Officer and has been a director since January 2021.

From March 2019 through December 2020, Ms. Witz was our President, Sales, Marketing and Operations. From August 2017 until March 2019 she was our Executive Vice President, Chief Marketing Officer. Ms. Witz joined us in March 2002 and has served in a variety of senior financial and operating roles. Before joining SiriusXM, Ms. Witz was Vice President, Planning and Development, at Viacom Inc., a global media company, and prior to that she was Vice President, Finance and Corporate Development, at Metro-Goldwyn-Mayer, Inc., an entertainment company focused on the production and global distribution of film and television content. Ms. Witz began her career in the Investment Banking Department at Kidder, Peabody & Co Inc. She is a member of the board of directors of LendingTree, Inc., a leading online marketplace that connects consumers with financial products, and serves on its compensation committee.

Key Attributes, Experience and Skills:

As our Chief Executive Officer, Ms. Witz is responsible for setting and executing the goals and strategies related to our business. Ms. Witz provides the board not only with a knowledge of our day-to-day operations, but also with the essential experience, insight and expertise that can be provided only by a person who is intimately involved in running our business. Her ability as a director to share her views during the board’s deliberations is of significant benefit to the other members of the board of directors.

12	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

DAVID M. ZASLAV Age: 62 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Zaslav has been a director since May 2013.

Mr. Zaslav has been the President and Chief Executive Officer of Discovery Communications, Inc., one of the largest nonfiction media companies in the world, since January 2007 and a director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav has served as a director of Grupo Televisa S.A.B. since 2015. He previously served as a director of Blade Air Mobility, Inc. from May 2021 until September 2021 and Lions Gate Entertainment Corp. from 2015 until May 2021.

Key Attributes, Experience and Skills:

Mr. Zaslav, as the Chief Executive Officer of Discovery Communications and through his prior work in television, has developed a deep understanding of the media and entertainment industry. This experience, together with his general management expertise, positions him as a valued presence on our board of directors to assist us in evaluating content and marketing opportunities and trends in the audio entertainment industry.

The board of directors recommends a vote “FOR” the
election of each of the nominees named above.

2022 PROXY STATEMENT	13

ITEM 1—ELECTION OF DIRECTORS

Board Membership Diversity

In accordance with the new Board Diversity Rules (Rule 5605(f) and Rule 5606) of the NASDAQ Global Select Market (“NASDAQ”), the following Board Diversity Matrix presents the self-identified diversity statistics for our board of directors. The rule’s minimum diversity objective is two diverse directors, including one who self-identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander. As reflected below, our board of directors meets NASDAQ’s diversity objective.

Board Diversity Matrix (as of March 31, 2022)
Total Number of Directors 13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Outside Commitments

In recent years, some investors and proxy advisors have instituted “bright-line” proxy voting policies on the number of outside public company boards that a director may serve on. The board of directors recognizes investors’ concerns that highly sought-after directors could lack the time and attention to adequately perform their duties and responsibilities, and the Nominating, Environmental, Social and Governance Committee rigorously evaluates each director’s performance and commitment to ensure their continued effectiveness as a director.

The board of directors recognizes that Mr. Maffei, Chairman of our board of directors and President and Chief Executive Officer of Liberty Media, also sits on the board of directors of several other companies in which Liberty Media has an investment or a management relationship, as well as the board of directors of Zillow Group, Inc. The Nominating, Environmental, Social and Governance Committee has considered the facts-and-circumstances of Mr. Maffei’s role, including the significant time and resources Mr. Maffei regularly dedicates to SiriusXM, the nature of his outside board commitments (which primarily relate to his role with Liberty Media), the synergies between his service on these other boards and ours, the nature of Liberty Media’s relationship with us, and Mr. Maffei’s broad industry knowledge, and concluded that Mr. Maffei’s outside service does not conflict with, and instead enhances, his role and responsibilities at SiriusXM.

The board of directors recognizes that Mr. Vogel, an independent director, also sits on the board of directors of Progress Acquisition Corp., Shaw Communications, Inc., Universal Electronics, Inc. and AMC Networks, Inc. The Nominating, Environmental, Social and Governance Committee has considered the facts-and-circumstances of Mr. Vogel’s role, including the significant time and resources Mr. Vogel regularly dedicates to SiriusXM as a director and as Chairman of the Compensation Committee, the fact that he is not presently the chief executive officer of a public company and subject to the significant time commitments that such a position requires, the nature of his

14	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

other board commitments, the synergies between his service on these other boards and ours, and Mr. Vogel’s broad industry knowledge, and concluded that Mr. Vogel’s outside service does not conflict with, and instead enhances, his role and responsibilities at SiriusXM.

In addition, the board of directors recognizes that Mr. Zaslav, an independent director and President and Chief Executive Officer of Discovery Communications, Inc., also sits on the board of directors of Discovery, Inc. and Grupo Televisa SAB. The Nominating, Environmental, Social and Governance Committee has considered the facts-and-circumstances of Mr. Zaslav’s role, including the significant time and resources Mr. Zaslav regularly dedicates to SiriusXM, the nature of his outside board commitments, the synergies between his service on these other boards and ours, and Mr. Zaslav’s broad industry knowledge, and concluded that Mr. Zaslav’s outside service does not conflict with, and instead enhances, his role and responsibilities at SiriusXM.

For these reasons, the board of directors believes that Mr. Maffei, Mr. Vogel and Mr. Zaslav will continue to provide SiriusXM with the necessary time and attention as well as valuable insight, and it has nominated each of them to continue their respective service on our board of directors.

What are the responsibilities of the board of directors?

The business and affairs of our company are managed under the direction of our board of directors.

Our board, among other things, oversees senior management selection, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes with a goal of responsibly growing our business and creating value for our stockholders.

Our board of directors believes that earning the trust of our customers, stockholders and other stakeholders is a foundation of our business success. Our focus on earning trust positions us well as companies face new scrutiny and demands for accountability. Today, companies face increasing expectations than ever from governments and other stakeholders to address the impacts of technology on individual rights, cybersecurity, and environmental sustainability. Customers embrace brands they understand and trust, and we expect they will increasingly turn away from products and companies that fail to uphold that trust. Similarly, governments and investors are increasingly focused on the importance of the effective engagement and action on environmental, social and corporate governance topics. To meet the expectations of our stakeholders and to earn and maintain their trust, we are committed to conducting our business in ways that are principled, transparent, and accountable.

We have made a broad range of commitments on issues of significant concern to the public, including privacy and cybersecurity. We believe privacy is a fundamental human right and demonstrate our belief with concrete actions to protect our customers’ privacy and give them control over their data. We take a broad view of cybersecurity and work to protect our customers through our security operations and our investments in technology.

Our board of directors also oversees the key risks identified through our enterprise risk management process for board oversight: competitive risks facing our businesses, including risks relating to the growth of our businesses; reputational and customer service risks; succession planning for our executive officers and other senior management; cybersecurity risks; corporate responsibility and sustainability risks (including climate risk); corporate governance risks; and other legal and regulatory risks. Our board of directors also reviews other significant risks facing our company identified through our enterprise risk management process, including the uncertainty resulting from the COVID-19 pandemic. Among these are other significant strategic, operational, legal and environmental, social, and governance (“ESG”) risks, including human capital risks such as those relating to sexual or other harassment, diversity and inclusion initiatives, and overall workplace employee culture. Our Chief Executive Officer regularly reports to the board of directors on our corporate culture, including our efforts to build a culture based on integrity and respect, with the goal of working together to drive our business to be innovative, competitive and valued by listeners and advertisers.

2022 PROXY STATEMENT	15

ITEM 1—ELECTION OF DIRECTORS

How are nominees for the board of directors selected?

Our Nominating, Environmental, Social and Governance Committee reviews possible candidates to be directors and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors, the board’s committees, management succession plans and executive resources. The Nominating, Environmental, Social and Governance Committee considers suggestions from many sources, including stockholders, for potential director nominees. Such suggestions, together with appropriate biographical and other information required pursuant to our By-laws, should be submitted to our Corporate Secretary, Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the Nominating, Environmental, Social and Governance Committee in the same manner as are other potential candidates to be directors.

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating, Environmental, Social and Governance Committee takes into account all factors it considers appropriate, which may include:

●	ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), and local or community ties, and
●	minimum individual qualifications, including strength of character, mature judgment, familiarity with our business or related industries, independence of thought and ability to work collegially.

The Nominating, Environmental, Social and Governance Committee also may consider the extent to which a candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the Nominating, Environmental, Social and Governance Committee will interview that candidate if it believes the candidate might be qualified to be a director and may ask the candidate to meet with other directors and management. If the Nominating, Environmental, Social and Governance Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the board that candidate’s nomination as a director.

What is the board’s leadership structure?

Gregory B. Maffei, the Chief Executive Officer of Liberty Media Corporation, is the Chairman of our board of directors. The Chairman of our board organizes the work of the board and ensures that the board has access to sufficient information to enable the board to carry out its functions, including monitoring our performance and the performance of management. The Chairman, among other things, presides over meetings of the board of directors, establishes the agenda for each meeting of the board in consultation with our Chief Executive Officer, oversees the distribution of information to directors, and performs other duties or assignments as agreed with either the board of directors or our Chief Executive Officer. The board of directors has determined that it is currently in our best interests to separate the Chairman of the board position and the Chief Executive Officer position because it allows the Chief Executive Officer to focus on our day-to-day business, including risk management, while allowing the Chairman of the board to lead the directors and assist the board in its fundamental role of providing advice to, and oversight of, management. In addition, a separate Chairman provides an additional resource and level of support to our Chief Executive Officer. Our Corporate Governance Guidelines (the “Guidelines”) do not establish this approach as a policy, but as a matter that is considered from time-to-time.

16	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Does the board have a lead independent director?

Liberty Media beneficially owns, directly and indirectly, approximately 81% of our outstanding common stock. In light of that control relationship, the board of directors believes it is appropriate, and a matter of good corporate governance, to designate a director to serve as the Lead Independent Director. The board has designated Eddy W. Hartenstein, the former Chairman of our board of directors, to serve as the Lead Independent Director. The Lead Independent Director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board of directors determines. As the Lead Independent Director, Mr. Hartenstein also chairs executive sessions of our independent directors, chairs meetings of the board of directors in the absence of the Chairman, meets regularly with our Chairman and Chief Executive Officer, and acts as the principal liaison between our Chairman and our independent directors.

Are all of the directors required to be independent?

Liberty Media beneficially owns, directly and indirectly, approximately 81% of our outstanding common stock entitled to vote for the election of directors. As a result, we are considered a “controlled company” and are accordingly exempt from certain corporate governance requirements of NASDAQ including, among other items, the requirement that our board of directors be comprised of a majority of independent directors, that we have a compensation committee comprised of independent directors and that director nominations are recommended by the independent members of the board of directors or a nominating committee composed of independent directors. We rely on these exemptions available to a controlled company with respect to the independence requirements applicable to members of our compensation committee and our Nominating, Environmental, Social and Governance Committee.

The controlled company exemption does not extend to the audit committee independence requirements. Accordingly, our audit committee is, and will continue to be, comprised solely of directors meeting the independence standards under the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines.

How does the board determine which directors are considered independent?

Our board reviews the independence of our directors annually. The provisions of our Guidelines regarding director independence meet, and in some areas exceed, the listing standards of NASDAQ. A copy of our Guidelines is available on our website at http://investor.siriusxm.com.

The Nominating, Environmental, Social and Governance Committee undertook a review of director independence in March 2022. As part of this review, the Committee reviewed with our Corporate Secretary questionnaires submitted by directors. These questionnaires disclose transactions and relationships between each director or members of his or her immediate family, on one hand, and us, other directors, members of our senior management and our affiliates, on the other hand.

Based on this review, the Nominating, Environmental, Social and Governance Committee determined that all of our directors and nominees are independent under the standards set forth in our Guidelines and the applicable NASDAQ listing standards, with the exception of:

●	Jennifer C. Witz, our Chief Executive Officer;
●	James E. Meyer, our former Chief Executive Officer;
●	Gregory B. Maffei, who is an employee of Liberty Media;
●	David A. Blau, who is an employee of Liberty Media;
●	Robin P. Hickenlooper, who is an employee of Liberty Media; and
●	Evan D. Malone, whose father is the Chairman of Liberty Media.

2022 PROXY STATEMENT	17

ITEM 1—ELECTION OF DIRECTORS

In the case of Michael Rapino, the directors evaluated the ownership relationship between Liberty Media and Live Nation, including the fact that Mr. Maffei is the Chairman of the Board of Live Nation, and other ordinary course transactions, such as data and marketing agreements, between us and Live Nation. In the case of David Zaslav, the directors evaluated ordinary course transactions, such as various content and marketing agreements, between us and Discovery. Similarly, in the case of Jonelle Procope, the directors evaluated the donation we made to the Apollo Theatre in 2021 and the ordinary course transactions between us and the Apollo Theater. The board concluded that neither Mr. Rapino, Mr. Zaslav nor Ms. Procope had any relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

The board has determined that one half of the members of the Compensation Committee meet the independence standards under the applicable NASDAQ listing standards and our Guidelines and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. The board has determined that one half of the members of the Nominating, Environmental, Social and Governance Committee meet the independence requirements mandated by NASDAQ applicable to serving on the Nominating, Environmental, Social and Governance Committee and our Guidelines.

Some investors and proxy advisors have proxy voting policies restricting non-independent directors from serving on a company’s Compensation Committee or the Nominating, Environmental, Social and Governance Committee. While the board of directors appreciates this viewpoint, the directors believe that the insight provided by Ms. Hickenlooper as well as Mr. Blau and Mr. Maffei and the nature of our relationship with Liberty Media makes Ms. Hickenlooper and Mr. Blau’s service on the Compensation Committee and Mr. Maffei’s service on the Nominating, Environmental, Social and Governance Committee appropriate and in the best interests of all stockholders.

The board has also determined that all of the members of the Audit Committee are financially sophisticated, meet the independence requirements mandated by the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines. The board further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

Our independent directors meet regularly in executive sessions and such sessions are chaired by Mr. Hartenstein, our Lead Independent Director.

What are the current standing committees of the board of directors, and who are the members of these committees?

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance Committee. From time to time, the board may also form ad hoc committees.

Copies of the current charters for the Audit Committee, the Compensation Committee and the Nominating, Environmental, Social and Governance Committee are available on our website at http://investor.siriusxm.com.

18	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

The following table shows the current members and chair of each of our standing committees and the principal functions performed by each committee:

Committee		Functions
Audit
Members:	●	Selects our independent registered public accounting firm
Eddy W. Hartenstein	●	Reviews reports of our independent registered public accounting firm
James P. Holden Kristina M. Salen*	●	Reviews and approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
	●	Monitors the effectiveness of the audit process
	●	Reviews the adequacy of financial and operating controls, including our cyber security efforts
	●	Monitors our corporate compliance program
	●	Monitors our policies and procedures for assessing enterprise risks

Compensation
Members:	●	Reviews our senior management compensation policies and strategies
David A. Blau	●	Oversees and evaluates our overall compensation structure and programs
Robin P. Hickenlooper
Michael Rapino
Carl E. Vogel*

Nominating, Environmental, Social and Governance
Members: Gregory B. Maffei	●	Develops and implements policies and practices relating to corporate governance, including leading the review of the significant environmental, social and governance matters
James E. Meyer Jonelle Procope*	●	Reviews and monitors the implementation of our policies and procedures related to the selection of director candidates
David M. Zaslav	●	Assists in developing criteria for open positions on the board of directors
	●	Reviews information on potential candidates for directors and makes recommendations to the board of directors
	●	Makes recommendations to the board of directors with respect to committee assignments

* Chair

In 2020, our board of directors formed a Special Committee of independent directors to formulate, authorize, approve, modify and terminate our policy with respect to the return of capital to our stockholders, including any use of capital for repurchases of shares of our common stock and, with respect to any transaction or arrangement between us and Liberty Media, to respond to, consider and evaluate any such transaction, including determining whether any such transaction or arrangement is advisable, fair to, and in the best interests of, us and our stockholders. The board of directors selected Eddy W. Hartenstein and James P. Holden to serve on the Special Committee. The Special Committee is chaired by Mr. Hartenstein.

2022 PROXY STATEMENT	19

ITEM 1—ELECTION OF DIRECTORS

How often did the board and its committees meet during 2021?

During 2021, there were five meetings of our board of directors, five Audit Committee meetings, four Compensation Committee meetings and two Nominating, Environmental, Social and Governance Committee meetings. Each director nominee attended 75% or more of the total number of meetings of the board and meetings held by committees on which he or she served.

Directors are also encouraged to attend the annual meeting of stockholders. Ms. Witz attended our 2021 annual meeting of stockholders.

How can stockholders communicate with the board of directors?

Stockholders may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website at http://investor.siriusxm.com under “Corporate Governance—Contact Our Board.”

Our Corporate Secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by us that is addressed to members of our board.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, our board of directors and the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon written request to our Corporate Secretary.

Director Compensation

Pursuant to our director compensation program, in 2021, as Chairman of the board of directors, Mr. Maffei received an annual cash retainer of $150,000. Mr. Hartenstein, our Lead Independent Director, also received an annual cash retainer of $150,000. The other non-employee members of our board of directors each received an annual cash retainer of $100,000.

Each director who served as chair of a committee of the board of directors in 2021 received an additional annual cash retainer as follows: the Audit Committee chairwoman received $30,000; the Compensation Committee chairman received $20,000; and the Nominating, Environmental, Social and Governance Committee chairwoman received $15,000.

In addition, on an annual basis, each member receives approximately $175,000 in the form of restricted stock units (“RSUs”). These RSUs were granted on the business day following our 2021 annual meeting of stockholders. These RSUs granted to our directors vest on the first anniversary of the date of grant.

In 2021, Eddy W, Hartenstein and James P. Holden each received $20,000 for their service as members of the Special Committee. Messrs. Hartenstein and Holden are each expected to receive $20,000 per quarter in 2022 for their service as members of the Special Committee.

Mr. Meyer retired as our Chief Executive Officer on December 31, 2020. Upon his retirement, we entered into a three-year consulting agreement with Mr. Meyer pursuant to which he is paid a fee of $3,200,000 per year. Mr. Meyer is also entitled to the compensation paid to other members of the board of directors. As our Chief Executive Officer, Ms. Witz does not receive additional compensation for her service on the board.

20	2022 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Each director is expected to own shares of our common stock equal in value to at least five times the annual cash retainer payable to the director. All directors have until the later of: (i) five years from the date the director is elected or appointed as a member of the Board and (ii) September 1, 2023, to reach these minimum ownership guidelines.

Directors may defer their annual cash retainer each year under the Sirius XM Holdings Inc. Deferred Compensation Plan. Participation in the Deferred Compensation Plan, and to what extent, is at each director’s discretion and there is no matching contribution from us. In 2021, Mr. Maffei participated in the Deferred Compensation Plan. At the time of making a deferral election, directors designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination as a director, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code. Directors have the opportunity to designate the investment funds to which the deferred amounts are credited. All investment gains and losses in a director’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the director. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

Dividend equivalent units are granted to directors if, on any date while RSUs they hold are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs granted to the director are, as of the record date for such dividend payment, increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the director as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. Dividend equivalent units vest on the same terms as the related RSUs.

2022 PROXY STATEMENT	21

ITEM 1—ELECTION OF DIRECTORS

Director Compensation Table for 2021

The following table provides compensation information for the year ended December 31, 2021 for each of our non-employee directors. Directors who are employees do not receive compensation for their services as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Joan L. Amble(4)(5)	54,850	—	882	55,732
David A. Blau	57,809	175,001	988	233,798
Mark D. Carleton(4)	42,192	—	882	43,074
Eddy W. Hartenstein	170,000	175,001	1,870	346,871
Robin P. Hickenlooper	57,809	175,001	988	233,798
James P. Holden	120,000	175,001	11,682	306,683
Gregory B. Maffei(6)	150,000	175,001	1,870	326,871
Evan D. Malone	100,000	175,001	1,870	276,871
James E. Meyer	100,000	175,001	3,200,988	3,475,989
James F. Mooney(4)	48,521	—	3,725	52,246
Jonelle Procope	108,672	175,001	1,771	285,444
Michael Rapino	100,000	175,001	1,870	276,871
Kristina M. Salen	117,342	175,001	1,870	294,213
Carl E. Vogel	120,000	175,001	1,870	296,871
David M. Zaslav	100,000	175,001	1,870	296,871
(1)	The aggregate grant date fair values of stock awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (excluding estimated forfeitures). The assumptions used in the valuation are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. On June 4, 2021, all non-employee directors, serving at that time were awarded 27,048 RSUs with a grant date value of $175,001. At December 31, 2021, the aggregate number of unvested RSUs and dividend equivalent units outstanding for each of Mr. Blau, Mr. Hartenstein, Ms. Hickenlooper, Mr. Maffei, Dr. Malone, Mr. Meyer, Ms. Procope, Mr. Rapino, Ms. Salen, Mr. Vogel, and Mr. Zaslav was 27,206. At December 31, 2021, the aggregate number of unvested RSUs and dividend equivalent units outstanding for Mr. Holden was 177,076.
(2)	Starting in 2019, non-employee directors no longer received stock options as part of their annual equity compensation. At December 31, 2021, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Ms. Amble—404,388; Mr. Carleton—253,434; Mr. Hartenstein—404,388; Mr. Holden—404,388; Mr. Maffei—404,388; Dr. Malone—327,593; Mr. Meyer —0; Mr. Mooney—127,750; Mr. Rapino—36,475; Ms. Salen—20,900; Mr. Vogel—278,534; and Mr. Zaslav—81,175.
(3)	For all directors, represents the fair market value of dividend equivalent restricted stock units accrued during 2021. Dividends were not factored into the grant date fair value of the previously disclosed awards of RSUs to the directors. In addition, in the case of Mr. Meyer, also incudes $3,200,000 paid pursuant to a three-year consulting agreement entered into upon his retirement as our Chief Executive Officer on December 31, 2020. During the term of this Consulting Agreement, we pay the expenses related to Mr. Meyer’s medical, dental and life insurance coverage for himself and his dependents.
(4)	On June 3, 2021, Ms. Amble, Mr. Carleton, and Mr. Mooney ceased to be members of the board of directors.
(5)	During 2021, Ms. Amble contributed her $54,850 cash director fee into the Sirius XM Holdings Inc. Deferred Compensation Plan. During 2021, Ms. Amble recorded gains of $159,918 on her deferrals. As of December 31, 2021, Ms. Amble’s balance in the Deferred Compensation Plan was $958,287.
(6)	During 2021, Mr. Maffei contributed his $150,000 cash director fee into the Deferred Compensation Plan. During 2021, Mr. Maffei recorded gains of $118,903 on his deferrals. As of December 31, 2021, Mr. Maffei’s balance in the Deferred Compensation Plan was $832,521.

22	2022 PROXY STATEMENT

Environmental, Social and Governance Highlights

Overview

In 2021, our Nominating and Corporate Governance Committee changed its name to the Nominating, Environmental, Social and Governance Committee to reflect its broadened mandate. The Nominating, Environmental, Social and Governance Committee is responsible for leading our board of directors and its committees in reviewing our practices concerning significant environmental, social and governance matters. This includes oversight of our policies, practices and reporting with respect to significant ESG matters, including matters relating to environmental quality, corporate social responsibility and diversity, equity and inclusion, considering the impact on stockholders as well as other stakeholders. The Committee fulfills these responsibilities in consultation and coordination with other committees of the board of directors as well as with the full board.

In 2021, we engaged an independent advisory firm that advises public companies on corporate governance and strategy to assist us, the Nominating, Environmental, Social and Governance Committee and our board of directors in developing and executing our ESG strategy. In 2021, we prepared a materiality assessment of our relevant ESG practices; identified areas of focus; evaluated the ESG practices of certain peer companies; and began the process of developing ESG policies that are expected to address the expectations of investors and ratings agencies.

ESG Areas of Focus

In 2021, we conducted a materiality assessment with the assistance of our advisors to identify ESG issues most relevant to our company and its stakeholders and the pillars upon which we expected to base our future ESG strategy. A summary of those pillars is included below:

Efficiency and Environmental Responsibility	Talent & Engagement	Platform for Diverse Perspectives
We seek to improve our products and services for our customers while being efficient and conscious of the environment.	Our diverse talent drives what we do, and we strive to provide an engaging environment where each person can thrive.	We aim to be a platform for diverse perspectives and facilitate dialogue on all issues, big and small.

In 2022, we intend to further refine our ESG strategy and practices, and anticipate that we will be able to provide investors and other stakeholders with updates on our activities.

Environmental

We have begun a process to assess our carbon footprint and to evaluate if there are ways to make our operations more energy efficient. We are also evaluating our business practices, as we have in the past, to ensure they comply with all applicable environmental law and regulations.

We believe, and experts agree, that technologies that reduce emissions, such as carbon capture and sequestration, will need to play a role if the United States and other countries are to meet their joint emissions-reduction goals. We have in the past made, and expect in the future to make, certain tax equity investments in clean energy technologies.

2022 PROXY STATEMENT	23

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Social

Our Workforce

We believe that a diverse workforce is critical to our success. We cultivate an inclusive environment where human differences are valued, respected, supported and amplified. We have taken actions to recruit, retain, develop and advance a diverse and talented workforce. Our diversity, equity and inclusion efforts are led by our Senior Vice President, Head of Diversity, Equity & Inclusion. This position regularly reports to our Chief Executive Officer, works with our executive officers and provides updates to our board of directors.

We are focused on increasing women and minority representation at all levels of our organization. We recruit talent in diverse communities, including by engaging as a sponsor of professional conferences focused on diverse talent. We have created a program, called Pathways, that provides recent graduates of Historically Black Colleges and Universities with entry-level full-time opportunities. We also have agreements with third parties designed to offer leadership development for Black/African American, Latinx, Native American and Asian employees. Additionally, we provide a mentoring program to help underrepresented employees benefit from coaching, guidance, and feedback. We have five employee resource groups supporting Women, People of Color (Black/African American, Latinx, Asian and Hispanic), Military/Veterans, the LGBTQIA+ community and employees with disabilities.

We also periodically request our employees to voluntarily self-identify personal information related to gender, gender identity, sexual orientation, race, ethnicity, veteran and disability status. This information about the demographics of our employee population allows us to assess and evaluate the effectiveness of our diversity, equity and inclusion efforts. We also comply with the FCC’s Equal Employment Opportunity (“EEO”) rules, including making the EEO reports we file with the FCC publicly available.

To attract and retain talent, we also recognize the need to create a supportive workplace, with opportunities for our employees to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between our employees and their communities. For more information on our related practices and programs, please see the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Human Capital Resources.”

Our WorkPlace

We have implemented a broad set of anti-harassment and discrimination policies designed to protect against discrimination based upon sex, gender, race, color, religion/religious creed, national origin, ancestry, physical or mental disability, genetic information, age, marital status, pregnancy, sexual orientation, gender identity, gender expression, sex stereotype, transgender, immigration status, military and protected veteran status, medical condition, or any basis prohibited under federal, state or local law. We also provide regular training and guidance to our workforce regarding diversity, equity and inclusion. In 2021, we launched “Can We Talk?” an initiative aimed at increasing cultural awareness and promoting dialogue and “Conscious Inclusion,” a facilitator-led training required for all of our full-time U.S. based employees. Conscious Inclusion is designed to promote inclusive behaviors in our workplace by enabling employees to explore bias and its impact and to learn how it translates to reactions and behaviors towards differences. We have integrated diversity, equity and inclusion messaging into our regular meetings between our Chief Executive Officer and our workforce.

Serving as a Platform for Diverse Perspectives

We offer audio platforms where listeners have access to diverse programming that represents a wide range of backgrounds, lifestyles, opinions and viewpoints. We are committed to respecting creator expression and honoring listener preferences while facilitating dialogue on all issues, big and small. We support freedom of speech and expression whether it be in talk, comedy, entertainment, sports, music or commentary of any kind.

24	2022 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

Collectively, our programming is designed to broaden the listening experience for individuals, regardless of their views, and so we will continue to offer content across the entire spectrum of viewpoints and entertainment offerings.

On programming and content that some may deem controversial, we come down on the side of allowing the voices in a debate, or the message from an artist or performer, to speak for itself rather than acting to censure or cancel. As supporters of free speech and expression, our philosophy is to be extraordinarily cautious before removing content.

Corporate Giving & Volunteering

Our corporate giving and volunteering programs encourage employees to give to the causes most meaningful to them. We have a charitable match program which offers employees a dollar-for-dollar match on their charitable contributions up to a specific cap. In addition, full-time employees are eligible to receive five days of paid time off to volunteer with charitable organizations of their choice. During 2021, nearly 400 employees volunteered almost 5,000 hours, while over 700 employees utilized our charitable matching program, benefiting nearly 1,300 charitable organizations.

In 2020, we contributed $25 million to a donor advised fund to support our charitable contributions, an effort we call SiriusXM Cares. In 2021, SiriusXM Cares contributed to a variety of organizations which promote social equality, education, hiring, or combat racial injustice, including The National Museum of African American History and Culture, the Apollo Theater, Save The Music, Huston-Tillotson University, Asian Americans Advancing Justice, South Asian Americans Leading Together, the Alliance for Women in Media, the Human Rights Campaign, TASH (an international advocacy association of people with disabilities, their family members, other advocates, and people who work in the disability field), the League of United Latin American Citizens, the Native American Rights Fund, The Warrior Alliance and the St. Thomas Aquinas College Social Justice Center.

Governance of ESG

As noted above, the Nominating, Environmental, Social and Governance Committee is responsible for leading our board of directors and its committees in reviewing our practices concerning significant environmental, social and governance matters.

In 2021, our ESG process was overseen within our management by our Executive Vice President and Chief Administrative Officer, Dara F. Altman. Ms. Altman reports directly to our Chief Executive Officer, and her responsibilities included our human resources policies and the development and oversight of our ESG efforts. Ms. Altman provided regular updates to our leadership team and periodic updates to the Nominating, Environmental, Social and Governance Committee and our board of directors on ESG-related activities.

In addition, our management provides updates from time to time to the Nominating, Environmental, Social and Governance Committee and our full board of directors on key ESG initiatives. For example, in 2021, our Senior Vice President, Diversity, Equity & Inclusion, presented to our board of directors on our diversity, equity and inclusion initiatives, including those noted above.

2022 PROXY STATEMENT	25

Stock Ownership

Who are the principal owners of our stock?

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2022 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. “Beneficial ownership” includes those shares a person has or shares the power to vote or transfer or has the right to acquire within sixty days of the measurement date.

	Shares Beneficially Owned as of March 31, 2022
Name and Address of Beneficial Owner of Common Stock	Number	Percent
Liberty Media Corporation(1) 12300 Liberty Boulevard Englewood, CO 80112	3,205,832,796	81.37%
(1)	The ownership percentage is based upon the information contained in a Schedule 13D/A filed on November 1, 2021 by Liberty Media Corporation and the actual number of shares outstanding, 3,939,610,596, as of March 31, 2022. Liberty Media Corporation has sole investment and voting power with respect to these shares.

Delinquent Section 16(a) Reports

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act and written representations furnished to us during our most recent fiscal year, we know of no person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis reports of beneficial ownership of our common stock as required by Section 16(a) of the Exchange Act at any time during the fiscal year or prior fiscal year, except that, due to an administrative error, a late Form 4 was filed on February 16, 2021 for Thomas D. Barry, Senior Vice President and Controller, to report the sale of common stock and the surrender of common stock to us on February 10, 2021 to cover withholding taxes due upon the vesting of restricted stock units and a late Form 4 was filed on March 10, 2021 for Dara F. Altman, Executive Vice President and Chief Administrative Officer, to report the acquisition of restricted stock units and options received on March 5, 2021.

26	2022 PROXY STATEMENT

STOCK OWNERSHIP

How much stock do our directors and executive officers own?

The following table shows the number of shares of common stock beneficially owned as of March 31, 2022 by each of our directors, each of our named executive officers and all of our directors and current executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
David A. Blau(2)	—	*
Eddy W. Hartenstein	419,953	*
Robin P. Hickenlooper(2)	—	*
James P. Holden	437,161	*
Gregory B. Maffei(2)	861,983	*
Evan D. Malone(2)	437,161	*
James E. Meyer	1,785,195	*
Jonelle Procope	26,753	*
Michael Rapino	123,728	*
Kristina M. Salen	103,065	*
Carl E. Vogel	388,102	*
David M. Zaslav	111,711	*
Jennifer C. Witz	6,855,120	*
Scott A. Greenstein	8,825,545	*
Sean S. Sullivan	734,665	*
Dara F. Altman	1,739,998	*
Patrick L. Donnelly	2,100,371	*
All Current Executive Officers and Directors as a Group (18 persons)	24,950,511	0.63%
*	Less than 1% of our outstanding shares of common stock.
(1)	These amounts include shares of common stock, restricted stock units and unexercised stock options that the individuals hold or have the right to acquire within sixty days of March 31, 2022. Also included are the following numbers of shares of common stock acquired under and held in the Sirius XM Radio Inc. 401(k) Savings Plan as of March 31, 2022: Ms. Witz—9,905 shares; Mr. Greenstein—79,274 shares; Mr. Sullivan—0 shares; Ms. Altman—58,883 shares; Mr. Donnelly—32,061 shares; and all other executive officers not shown above—0 shares. The amounts also include any dividend equivalent units accrued on their restricted stock units that they beneficially own or could beneficially own within sixty days of March 31, 2022.
(2)	Ms. Hickenlooper and Messrs. Blau and Maffei are employees of Liberty Media. Liberty Media beneficially owned 3,205,832,796 shares (or approximately 81%) of our common stock as of March 31, 2022. Ms. Hickenlooper and Messrs. Blau and Maffei disclaim beneficial ownership of the shares owned by Liberty Media and its affiliates. Dr. Malone is a member of the board of directors of Liberty Media and also disclaims beneficial ownership of the shares owned by Liberty Media and its affiliates.

2022 PROXY STATEMENT	27

Governance of the Company

What is SiriusXM’s corporate culture?

Underpinning our strategic focus on long-term growth is our corporate culture—which is built on integrity and respect, with the goal of working together to drive our business to be creative, innovative and competitive. The core values that drive our company are best exemplified in the values we have adopted, regularly communicate to our employees and that we call “AMPLIFY”:

●	Applaud and encourage new thinking

●	Move forward and be purposeful in our desire to win

●	Prioritize honesty, integrity and respectful communication

●	Lean on each other and learn from one another

●	Invest in our actions and commit to the follow through

●	Find ways to give back by focusing on community and feeding your individuality

●	You Matter. We embrace our differences, empower each other and include everyone

Drawing on a wide range of expertise and experience across a multitude of disciplines, we are bound by our commitment to what we do and how we work together. We operate in a performance-based environment where results matter and financial discipline is enforced. We have tried to create a highly collaborative culture in which employees feel a sense of pride that their input is sought after and valued. At the same time, we believe in holding individuals accountable for compliance and have tried to create a culture in which employees, “do what they say they are going to do.” Still, we believe that our culture differentiates us from other entertainment and media enterprises and is a long-term competitive advantage for us. Our corporate culture fuels our ability to execute and is a critical underpinning of our employee talent strategy.

In addition, we have invested resources in refining and developing our culture. We want to ensure that we are, and remain, as efficient, inclusive and collaborative as we can be, and that our culture supports how we operate in the rapidly evolving and highly competitive marketplace in which our businesses compete.

What is SiriusXM’s process for succession planning and talent management?

Ensuring that we have the appropriate senior management talent to successfully pursue our strategies is one of our board’s primary responsibilities. At least once a year, the board of directors discusses succession planning for our Chief Executive Officer and the remainder of our executive officers and senior executives. To help fulfill the board’s responsibility, our Nominating, Environmental, Social and Governance Committee helps ensure that we have in place appropriate plans to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, such as identifying and developing internal candidates. Our Guidelines also require that our Nominating, Environmental, Social and Governance Committee ensure that we have appropriate succession planning for the remainder of our senior executive management team, including our named executive officers.

Recruiting, developing, promoting and retaining top talent is a key priority for our company. Throughout the year, our executive officers, as well as a broader array of executives throughout our company, make presentations to the board of directors and the Audit Committee and may also interact with our directors informally outside of our scheduled Board meetings. This engagement between directors and our current and future leaders is one means by which we provide our directors insight into our current pool of talent, what attracts and retains our executives, and our corporate culture.

28	2022 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

How does the board of directors and the Audit Committee oversee cybersecurity risks?

Our chief information officer and our chief information security officer regularly make presentations regarding cybersecurity, including updates regarding cybersecurity concerns and our approach to managing cybersecurity risks, to the Audit Committee, which is tasked with primary oversight of certain risk issues, including cybersecurity.

In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by our chief information security officer and our information security council, that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, our company. As part of this program, we conduct period “war games” and “desktop exercises” to simulate security breaches and cyberattacks and prepare our response teams. This program also includes a cyber incident response plan that is intended to provide controls and procedures for timely and accurate reporting of any material cybersecurity incident. Our board of directors and the Audit Committee also periodically receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs our board of directors on these matters, and the full board of directors also receives an annual briefing on cyber threats in order to enhance our directors’ literacy on cyber issues.

How is the board of directors overseeing our continued response to and the risks associated with the COVID-19 pandemic?

The board of directors has assumed the primary role of overseeing our response to the COVID-19 pandemic and the risks it poses to our business and operations. Since shortly after the crisis began, the board of directors has received regular reports from our Chief Executive Officer regarding our response to the pandemic.

The COVID-19 pandemic has introduced significant uncertainties to our business, including possible changes to our sales and marketing practices as we react to shifts in the volume and mix of auto sales. The extent to which the COVID-19 pandemic impacts our future results depends on future developments, which are highly uncertain and cannot be predicted with certainty, including new information which may emerge concerning the severity of the COVID-19 pandemic in the United States, actions taken to contain it or treat its impact, labor market constraints, the availability and efficacy of vaccinations, testing and vaccination mandates and the resurgence of COVID-19 and its variants that are occurring. Another broad shutdown of businesses, either in the United States or globally, as a result of the COVID-19 pandemic would likely have an adverse effect on our business given the continuing weaknesses associated with the supply chain for new vehicles and the strong demand and inventory constraints for used vehicles.

We are monitoring and continue to assess the ongoing effects of the COVID-19 pandemic on our businesses and operations. Almost all of employees have been working remotely since the COVID-19 pandemic began in March 2020. The impact of these remote arrangements on our workforce are impossible to assess or predict. Importantly, the continuing effects of the COVID-19 pandemic may also have a material adverse effect on third parties upon which we rely, and our ability to assess those effects in any meaningful manner are difficult at this time.

How does the board of directors oversee our risk management process?

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

●	The Audit Committee has primary responsibility for monitoring our internal audit, corporate, financial and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise from time to time and the measures taken by management to monitor and limit risks.

2022 PROXY STATEMENT	29

GOVERNANCE OF THE COMPANY

●	The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from (i) our external auditor on the status of audit activities and findings and (ii) the Company executive in charge of internal audit (who reports directly to the Audit Committee) on the status of our internal audit plan, audit results and any corrective action taken in response to internal audit findings.

●	We have a Compliance Officer who is in charge of our compliance with FCC related laws and regulations and training and monitoring compliance with those laws and regulations. Our Executive Vice President, General Counsel and Secretary reports to the Audit Committee throughout the year on information received via submissions to our compliance hotline and any changes or developments in compliance matters. Each quarter, our Chief Financial Officer reports to the board of directors on our performance and discusses how actual performance compares to our business plan and budget. Our executive officers report regularly to the board about the risks and exposures related to our business.

●	The Audit Committee, which is generally responsible for risk oversight, is regularly updated by our Chief Executive Officer and Chief Financial Officer regarding enterprise risk management efforts, including cybersecurity concerns and our approach to managing cybersecurity risks. Our chief information officer and chief information security officer also regularly make presentations to the Audit Committee regarding cybersecurity.

●	The Nominating, Environmental, Social and Governance Committee reviews and oversees, among other things, our policies, practices and positions to further our corporate citizenship and sustainability, including matters relating to environmental quality, corporate social responsibility, diversity and inclusion, and other environmental, social and governance matters.

●	The other committees of the board of directors oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee assesses risks associated with our compensation policies and programs for executives as well as the broader employee base.

●	The committees report to the board of directors at every regular board meeting on the topics discussed and actions taken at the most recent committee meeting. Our board of directors discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

●	Our board of directors also considers specific risk topics throughout the year, including risks associated with our business plan, litigation, operational efficiency, government regulation, physical facilities, information technology infrastructure, cybersecurity and capital structure, among many others. The board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

What are our policies and procedures for related person transactions?

We have adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company or its subsidiaries and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors or their immediate family members, or stockholders owning more than five percent of our common stock.

Our related person transaction policy requires:

●	that any transaction in which the Company is a participant, a related person has a material direct or indirect interest and which exceeds $120,000 (such transaction referred to as a “related person” transaction) and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee of the board composed solely of independent directors who are disinterested or by the disinterested members of the board; and

30	2022 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

●	that any employment relationship or transaction involving an executive officer and the Company must be approved by the Compensation Committee or recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction, management must:

●	disclose to the committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

●	advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

●	advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “outside” director, as applicable, under the rules and regulations of the SEC and NASDAQ.

We have entered into several agreements with the Apollo Theater in the ordinary course of business, including agreements to hold certain live subscriber events. In 2021, we also made a donation of $5 million to the Apollo Theater for restoration of the historic theater. Jonelle Procope, the President and Chief Executive Officer of the Apollo Theater Foundation, Inc., is a member of our board of directors and the Chair of the Nominating, Environmental, Social and Governance Committee.

Since 2017, we have entered into a series of agreements with Meyer Shank Racing, Inc., the owner of a professional race car team competing in the IndyCar Series and other auto racing series, to sponsor a professional race car team. Mr. Meyer, our Vice Chairman, owns an approximately 28% interest in Meyer Shank Racing, Inc., while Liberty Media owns an approximately 30% interest in Meyer Shank Racing, Inc. Our board of directors has reviewed our agreements and relationship with the company and our association. In 2021, we renewed our racing team sponsorship for the 2022 and 2023 racing seasons. In 2021, we spent approximately $2.625 million in connection with this sponsorship and in 2022 and 2023, we expect to spend approximately $4.5 million and $2.5 million, respectively.

On February 1, 2021, we entered into a tax sharing agreement with Liberty Media governing the allocation of consolidated U.S. income tax liabilities and setting forth agreements with respect to other tax matters. The tax sharing agreement was negotiated and approved by the Special Committee of our board of directors, each of whom is independent of Liberty Media.

Under the Internal Revenue Code, two corporations may form a consolidated tax group, and file a consolidated federal income tax return, if one corporation owns stock representing at least 80% of the voting power and value of the outstanding capital stock of the other corporation. The tax sharing agreement governs certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis.

2022 PROXY STATEMENT	31

GOVERNANCE OF THE COMPANY

On November 1, 2021, Liberty Media entered into an Exchange Agreement with certain counterparties to acquire an aggregate of 43,658,800 shares of our common stock in exchange for the issuance by Liberty Media to the holders of an aggregate of 5,347,320 shares of Liberty’s Series A Liberty SiriusXM Common Stock, par value $0.01 per share, in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The transactions under the Exchange Agreement closed on November 3, 2021 and, as a result, we became members of the same consolidated tax group with Liberty Media. As of March 31, 2022, Liberty Media beneficially owned, directly and indirectly, approximately 81% of the outstanding shares of our common stock.

Also on November 1, 2021, we entered into an agreement with Liberty Media, whereby Liberty Media agreed not to effect any merger with us pursuant to Section 253 of the General Corporation Law of the State of Delaware (or any successor to such statute) without obtaining the prior approval of the Special Committee of our board of directors (or any successor Special Committee of independent and disinterested directors) as well as an agreement regarding certain tax matters relating to the transactions under the Exchange Agreement, including the adoption of the Exchange Agreement as a “plan of reorganization.” Each of these agreements between us and Liberty Media was negotiated by Liberty Media with the Special Committee of our board of directors.

What is the relationship between SiriusXM and Liberty Media Corporation?

In February and March 2009, we entered into several transactions to borrow up to $530 million from Liberty Media Corporation and its affiliates. All of these loans were repaid in cash in 2009.

As part of the transactions with Liberty Media, in February 2009, we entered into an investment agreement (the “Investment Agreement”) with Liberty Radio, LLC, an indirect wholly-owned subsidiary of Liberty Media. Pursuant to the Investment Agreement, we issued to Liberty Radio, LLC 12,500,000 shares of convertible preferred stock in partial consideration for the loan investments. The preferred stock was convertible into approximately 40% of our outstanding shares of common stock (after giving effect to such conversion).

In September 2012, Liberty Radio, LLC converted 6,249,900 shares of its preferred stock into 1,293,467,684 shares of our common stock. In January 2013, the Federal Communications Commission granted Liberty Media approval to acquire control of us, and Liberty Radio, LLC converted its remaining preferred stock into an additional 1,293,509,076 shares of our common stock. As a result of these conversions of preferred stock and additional purchases of our common stock, Liberty Media then beneficially owned, directly and indirectly, over 50% of our outstanding common stock.

Four individuals who are affiliated with Liberty Media, either as executives or members of the board of directors of Liberty Media, are members of our board of directors. Gregory B. Maffei, the President and Chief Executive Officer of Liberty Media, is the Chairman of our board of directors.

As a result, Liberty Media has the ability to control our affairs, policies and operations, such as the appointment of management, future issuances of our common stock or other securities, the payment of dividends on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and by-laws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interests of other stockholders. In addition, Liberty Media can determine the outcome of all matters requiring general stockholder approval and has the ability to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might ultimately affect the market price of our common stock.

32	2022 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Does SiriusXM have corporate governance guidelines and a code of ethics?

Our board of directors adopted our Guidelines which set forth a flexible framework within which the board, assisted by its committees, directs our affairs. Our Guidelines cover, among other things, the composition and functions of our board of directors, director independence, management succession and review, committee assignments and selection of new members of our board of directors.

Our board of directors has also adopted a Code of Ethics, which is applicable to all our directors and employees, including our chief executive officer, principal financial officer and principal accounting officer.

Our Guidelines and the Code of Ethics are available on our website at http://investor.siriusxm.com under “Corporate Governance” and in print to any stockholder who provides a written request for either document to our Corporate Secretary. If we amend or waive any provision of the Code of Ethics with respect to our directors, chief executive officer, principal financial officer or principal accounting officer, we will, if required, post the amendment or waiver at this location on our website.

2022 PROXY STATEMENT	33

Executive Compensation

INTRODUCTION

This Compensation Discussion and Analysis, or “CD&A,” describes and analyzes our executive compensation program for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for 2021 as named in our Summary Compensation Table. We refer to these five officers throughout this CD&A and the accompanying tables as our “named executive officers.”

EXECUTIVE SUMMARY

The Compensation Committee is responsible for developing and maintaining a compensation program for our senior management, including our named executive officers. The goal of our compensation programs is to provide competitive compensation packages that (1) help ensure we recruit and retain the high caliber executives we need to achieve our business strategy and financial goals, (2) deliver positive returns to our stockholders over the long-term and (3) compensate our executives in a way that is commensurate with their responsibilities and appropriately encourages and rewards their performance. To achieve this, the Compensation Committee designs our compensation packages with great care and consideration in order to reward (i) Company performance as measured by strategic, operating and financial results, (ii) individual contributions to those results and (iii) stock price growth on an absolute and a relative basis. The Compensation Committee seeks to ensure that a large portion of our named executive officers’ compensation is performance-based and/or equity-linked rather than fixed, and awards are balanced between short-term and long-term compensation to incentivize our executives to achieve strong operating and financial results, while achieving long-term strategic objectives that are expected to drive sustainable stockholder value. The Compensation Committee believes that our ability to attract and retain talented and experienced individuals to think strategically and execute the Company’s business objectives is essential to our long-term success, particularly in light of the competitive, regulatory and technological environments in which we operate.

The Compensation Committee continues to believe that it is important to remain flexible in terms of senior management compensation and that our interests—and particularly the interests of our stockholders—are best served by regular evaluations of our compensation structure and maintaining flexibility to individually tailor appropriate compensation arrangements for our senior management. Regular evaluations ensure that our compensation programs do not include inadvertent incentives for our named executive officers to take inappropriate business risks by making decisions that may serve their individual interests but not in the best interests of our stockholders. Accordingly, the Compensation Committee discusses and evaluates our compensation program regularly, particularly the equity-based components of our compensation program, and periodically receives information regarding our compensation program’s design, bonus targets and equity grant guidelines. The Compensation Committee may modify its practices, including with respect to the mix of equity-based components that are included in our compensation program, to respond to evolving compensation trends and other events in order to further strengthen the link between executive and stockholder interests, and to attract and retain key executive talent.

The Compensation Committee believes that the diversity of our businesses, overlaid with the impact of potential cyclical factors, including factors affecting the sales of vehicles in the United States, as well as macroeconomic and social factors (such as the ongoing impact of the COVID-19 pandemic) on a global scale, can make financial goal-setting a challenge for us, both on a short-term and long-term basis. The work that our named executive officers must do to successfully operate our businesses, including working constructively, proactively and cohesively together while remaining true to our core values and fostering a culture that values diversity, inclusion, integrity and respect, does not at all times readily lend itself to formulaic measurements, and a proper assessment requires the use of business judgment. With that said, the Compensation Committee also recognizes the importance of identifying specific financial metrics against which executive performance should be measured, and has endeavored to evolve our long-term incentive program to include financial goals that are both tied to operational performance and stock price. Specifically, the Compensation Committee has introduced a relative total stockholder return factor as part of its equity award grants. The Compensation Committee believes that the compensation of our named executive officers is commensurate with the size of our operations, the significant scope of their roles and responsibilities, and their strong values-driven leadership.

34	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Do’s and Don’ts of Executive Compensation

What We Do

☑

Grant performance-based restricted stock units to ensure that a large portion of executive pay is tied to performance

☑

Include clawback provisions in our executive employment agreements

☑

Provide reasonable post-employment and change in control protections

☑

Include a “double-trigger” change in control provision in our Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”)

☑

Prohibit short sales, transactions in derivatives and other hedging activities of our common stock by employees

What We Don’t Do
☒

Include golden parachute excise tax gross-ups in employment agreements

☒

Reprice underwater stock options without stockholder approval or grant stock options with an exercise price less than the fair market value of our common stock on the grant date

☒

Provide excessive perquisites or tax gross-ups on any perquisites

☒

Offer defined benefit pension plans or supplemental executive retirement plans; instead, we offer an unfunded deferred compensation plan as an additional retirement vehicle for executives

☒

Provide special change in control benefits to executives

Say-on-Pay Vote

At our annual meeting of stockholders in 2020, we held an advisory “say on pay” vote on the compensation of our named executive officers as required under Section 14A of the Exchange Act. At that meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 98% of our common stock that voted casting votes in favor of our say-on-pay resolution. The Compensation Committee considered the strong support that our stockholders expressed for our overall compensation programs and philosophy and determined that our programs continue to provide a competitive pay-for-performance package that effectively aligns the interests of our named executive officers with those of our stockholders. Accordingly, the Compensation Committee has not made any significant changes to the core elements of our compensation programs as a result of that vote. In addition, during our ordinary course engagements with investors over the past year, we have not received feedback seeking changes to these core elements.

The board previously adopted a policy of holding “say-on-pay” votes every three years. The Compensation Committee believes that a three-year period between “say-on-pay” votes is reasonable as it allows stockholders sufficient time to evaluate the effectiveness of our executive compensation strategies. Although the Compensation Committee will continue to monitor the frequency of “say-on-pay” votes, the Compensation Committee considers a triennial vote to be the appropriate frequency to provide time to thoughtfully consider and implement changes to our executive compensation program. The next “say-on-frequency” vote will be held at the 2023 annual meeting of stockholders.

2022 PROXY STATEMENT	35

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

2021 Business Highlights

This past year continued to present unique and unprecedented challenges as our executive team navigated the continued uncertainty regarding the duration and impact of the COVID-19 pandemic. Our results, in light of the pandemic, are a testament to the resiliency of our business, the strength of our audio entertainment product, the loyalty and deep trust of our customers and the successful execution by our management. We believe that the compensation program for our senior management, including our named executive officers, was an important tool in helping us manage the Company during the pandemic. Our board of directors credits our named executive officers for working cohesively to effectively manage our businesses while navigating the significant and operational challenges presented by the persistence of the COVID-19 pandemic, for preserving business continuity without sacrificing the safety of our employees, for fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to diversity, inclusion, integrity and respect and giving back to the communities in which we operate, and for achieving strong operating and financial performance over the past several years. Our strong financial results have allowed us to (i) reinvest in our business to compete effectively and adapt to changing consumer behavior and (ii) return significant capital to stockholders while maintaining a strong balance sheet. Further, we believe that we remain well positioned to capitalize on opportunities and successfully address future business challenges.

In 2021, we were able to achieve a number of our strategic, financial and operating goals, as illustrated below:

Key Operational and Strategic Achievements in 2021

Added more than 1.1 million net new SiriusXM self-pay subscribers, a 27% increase as compared to the number added in 2020, resulting in a SiriusXM subscriber base of approximately 32 million self-pay subscribers at December 31, 2021, an increase of more than 3.5% as compared to the total self-pay SiriusXM subscriber base for 2020.
Entered into agreements with:
●

Seth Rogen, Megyn Kelly, YMH Studios and Audio Up to produce exclusive podcast content;

●

Audiochuck, which gives SiriusXM exclusive global ad sales rights for all their podcasts, including Crime Junkie, one of the country’s top-ranked podcasts;

●

99% Invisible Inc., the company owned by Roman Mars, the creator, host and producer, to acquire the 99% Invisible and other podcasts;

●

Major League Baseball and the NBA to make all MLB and NBA games available to subscribers with streaming only subscriptions; and

●

launched new channels such as Drake’s Sound 42, Hip Hop Forever, Andy Cohen’s Kiki Lounge, TikTok Radio, Disney Hits, and Tuff Gong Radio with Bob Marley, and launched Marvel Podcasts Unlimited featuring original new podcasts from various Marvel characters; and hosted performances by Ed Sheeran, The Go-Go’s, Old Dominion, Dave Matthews, Alicia Keys, Coldplay, Kenny Chesney, Nathaniel Rateliff & The Night Sweats, H.E.R., J. Cole, and Michael Che.

Launched a new subscription plan, Platinum VIP, offering subscribers a subscription to two cars with additional perks, such as access to SiriusXM events with artists, athletes and other celebrities.

Extended agreements with several automakers, bolstered new vehicle penetration to 82%, and increased ad revenue at the Pandora segment by 30% to $1.54 billion.

36	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

PRIMARY OBJECTIVES OF OUR COMPENSATION PROGRAMS

What our Executive Compensation Program Primarily Consists of and What it Aims to Achieve:

●  Consists of three primary elements: (1) base salary;
(2) performance-based discretionary annual bonus; and
(3) time- and performance-based long-term equity compensation.

●  Provides a mix of fixed compensation and short- and long-term incentives.

●  Serves as an effective means of attracting, retaining, rewarding and motivating a talented, entrepreneurial and creative team of executives with the skills and experience necessary to achieve our business goals and enhance stockholder value over the long-term, while staying true to our core principles.

PROGRAM OBJECTIVES

Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead SiriusXM in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders for the long-term. We provide compensation that is largely “at risk” and competitive with the various markets and industries in which we compete for talent. We also endeavor to develop executive compensation programs that are consistent with, explicitly linked to, and support our strategic objectives—growing our business while creating value for our stockholders.

We achieve these objectives through three primary compensation elements:

●	a base salary;

●	a performance-based discretionary annual bonus that constitutes the short-term incentive element of our program; and

●	time- and performance-based equity awards that constitute the long-term incentive element of our program.

The Compensation Committee believes that equity awards motivate executives to execute on long-term strategic objectives and that achieving these objectives are the principal drivers of stockholder value. Accordingly, the value of equity-based awards represents a significant portion of our executives’ compensation.

Competitive Compensation Levels

●  The Compensation Committee believes that an executive compensation program comprised principally of the above-described three elements is consistent with programs adopted by companies with which we compete for executive talent and furthers our stockholders’ interests by securing our executives’ services in an increasingly challenging market for talent.

●  Our program is structured to meet the expectations of the intensely competitive and rapidly changing environment in which we operate.

●  Our program is designed to motivate executive officers in a manner that advances the long-term interests of our stockholders while not encouraging excessive risk-taking.

2022 PROXY STATEMENT	37

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix

●  A significant proportion of the compensation for our named executive officers is performance-based and “at risk”—namely, the annual bonus and equity-based awards.

●  We believe this pay mix motivates the named executive officers to drive profitability and enhance selected key metrics.

●  Compensation in the form of, or based on the value of, our common stock incentivizes executives to create long-term stockholder value without encouraging them to take unnecessary risks.

For 2021, approximately 91% of our Chief Executive Officer’s direct compensation (defined as base salary, annual bonus and long-term incentive awards), and approximately 85% of the direct compensation for our other named executive officers, was “at risk,” as illustrated below. Long-term incentive compensation includes a pro-rata portion of the equity compensation from 2021 and prior years that vested or compensated the employee during 2021.

CEO Pay Mix	Other NEOs Pay Mix

HOW WE DETERMINE EXECUTIVE COMPENSATION

Processes and Compensation Decisions

The Compensation Committee monitors “best practices” and emerging trends in executive compensation, relies on the general business and industry knowledge and experience of its members, and uses informal market comparisons for specific positions as one of many factors in making compensation decisions.

In 2021, the Compensation Committee did not set compensation components to meet specific market levels and did not benchmark executive compensation against any specific peer group of companies. However, from time to time, the Compensation Committee finds it useful to look at compensation levels at various other companies in evaluating whether our compensation program, both as a whole and with respect to individual compensation elements, is reasonable and within a competitive range in order to more effectively attract and retain key executive talent in a highly competitive market.

38	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

In making decisions with respect to a named executive officer’s compensation, the Compensation Committee takes a holistic approach and, in addition to the above, considers several factors, including but not limited to:

●	the officer’s individual performance, level of responsibility, expertise and experience;

●	our recent performance;

●	whether a pay package for a specific named executive officer is aligned internally with the compensation levels of comparable executives within our organization;

●	management development and succession planning activities;

●	the size and mix of each element that forms the total compensation that may be awarded to the officer, including salary, bonus and long-term incentives; and

●	other perquisites and benefits, including compensation payable to an officer under the officer’s employment agreement upon a termination of employment.

In addition, the work that our officers must do to successfully run our business in a highly competitive environment, while remaining committed to our culture and values, does not always readily lend itself to formulaic measurements, and a proper assessment requires the Compensation Committee to use its business judgment. The Compensation Committee does not consider past wealth accumulation in connection with its compensation decisions. The Compensation Committee believes that executives should not be penalized in future years for strong performance in prior years; that all employees, regardless of their financial situation, should have a compensation package that is competitive for their respective positions. Depending on the performance of our Company and the individual officer’s performance, as well as the various factors discussed above, the total compensation of our named executive officers may be within, below or above the market range for their positions. Each named executive officer is employed pursuant to agreements described under “Potential Payments or Benefits Upon Termination or Change in Control-Employment Agreements” below.

Role of Executive Officers in Determining Executive Compensation

In determining 2021 compensation levels, including the size and potential award opportunity of equity-based awards, if any, for each named executive officer (other than the Chief Executive Officer), the Compensation Committee also consulted with and considered the recommendations and input of Ms. Witz, our Chief Executive Officer, during 2021. Ms. Witz’s recommendations were based, in part, on her assessment of the executive’s annual and long-term performance, as well as our Company-wide performance, including that of the business area that the executive leads. However, Ms. Witz did not provide input on her individual compensation levels.

Role of Outside Consultant

During 2021, the Compensation Committee continued to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”) as an outside, independent compensation consultant, to assist with the evaluation of our compensation for senior management. Specifically, Semler Brossy assisted the Compensation Committee in designing the performance-based awards granted during 2021 and evaluating other compensation arrangements with senior management. The Compensation Committee considered input from Semler Brossy as one factor in making decisions on compensation matters, along with input it receives from management, where appropriate, and its own judgment and experience. The Compensation Committee determined that Semler Brossy was independent (taking into consideration the six factors established by NASDAQ) and evaluated whether any of the work provided by Semler Brossy during 2021 raised any conflict of interest, and determined that it did not.

Other Considerations in Determining Executive Compensation

The Compensation Committee believes that it should retain discretion to adjust the compensation of a named executive officer from time to time to reward performance, to reflect the assumption of additional responsibilities, the occurrence of unanticipated circumstances, and in connection with the negotiation of new employment agreements or the renewal of employment agreements.

2022 PROXY STATEMENT	39

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

EACH ELEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM AND HOW IT WORKS

Our practices with respect to the key compensation elements (base salary, annual bonus, and long-term incentives), as well as other elements of compensation, are described below, followed by a discussion of the specific factors considered in determining the levels of these compensation elements for the named executive officers for 2021.

Base Salary

Base salaries for the named executive officers are determined consistent with the terms of their respective employment agreements. An executive’s base salary may also be increased as part of the Compensation Committee’s annual review of executive base salaries or at other times if the Compensation Committee determines that an adjustment is warranted to more appropriately compensate the executive for the executive’s day-to-day duties or due to pay levels for comparable positions in the market for executive talent. The base salaries set forth in the employment agreements and any increases over these amounts are determined by the Compensation Committee based on a variety of factors, including:

Factors Affecting Base Salary Considerations

●  The nature and responsibility of the executive’s position and, to the extent available and deemed relevant, salary trends for persons in similar positions at comparable companies

●  The expertise, demonstrated leadership, scope of responsibilities and job performance of the executive

●  The executive’s total compensation, including other cash bonus awards and equity-based awards

●  The competitiveness of the market for the executive’s services

●  The desire to maintain internal pay equity among our executives with respect to base salaries

The Compensation Committee does not apply specific weighting to any one factor in setting an executive officer’s base salary, and also considers the recommendations of our Chief Executive Officer (except as to her own compensation) when determining base salary amounts. The Compensation Committee believes that a competitive base salary is an important component of compensation by providing financial stability for the named executive officers while helping to attract and retain executive talent. In setting base salaries, the Compensation Committee also believes that, in order to better align the interests of our executives with those of our stockholders, the amount of base salary should be a relatively smaller portion of each named executive officer’s overall compensation package as compared to the executive’s annual bonus and equity-based compensation.

40	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Annual Incentives— Annual Bonus

●  In considering annual bonuses, the Compensation Committee takes into consideration factors relevant to the Company’s and the executive’s performance, including numerous financial and operating metrics, without being limited by a purely formulaic approach

●  The Compensation Committee has historically awarded annual bonuses in cash

●  None of our named executive officers are entitled to a guaranteed or minimum annual bonus

●  Annual bonuses approved by the Compensation Committee for 2021 were intended to achieve two objectives: (1) link compensation with corporate performance; and (2) reward our named executive officers based on individual performance and their contributions to our success

To guide the Compensation Committee in determining annual bonus amounts for the named executive officers, in 2021, the Compensation Committee assessed our performance using various criteria which we publicly report, such as increases in subscribers, revenue and adjusted EBITDA. These metrics were used by the Compensation Committee as one set of factors, along with other financial and operational metrics that the Compensation Committee deemed relevant, in setting the aggregate bonus pool for employees and in evaluating annual bonus awards for the named executive officers. The Compensation Committee believes that incentivizing performance in this fashion is likely to lead to long-term stockholder value. A more detailed description of the methodologies used by the Compensation Committee to determine the annual bonuses, and the amount of the bonuses to our named executive officers, is discussed below under the heading “Fiscal Year 2021 Pay Results – Payment of Performance-Based Discretionary Annual Bonuses for 2021” and are reflected in the “Bonus” column of the 2021 Summary Compensation Table.

Long-term Equity-Based Compensation

The Compensation Committee determines the level of long-term incentive compensation in conjunction with its review and approval of the total compensation to be provided to named executive officers and the objectives of our overall executive compensation program. The Compensation Committee’s policy is generally to determine if any equity awards should be granted to the named executive officers at the time they enter into or renew their employment agreements and revisit the analysis as part of its annual review of executive compensation, with grants, if any, taking place during periods in which employees are permitted to trade in our common stock. Equity awards made by the Compensation Committee are in some cases intended to cover multiple years and, in other circumstances, are made as an annual grant depending on individual circumstances.

Why Long-Term Incentives Are a Key Aspect of Our Executive Compensation Program

Long-term incentive awards have historically represented a significant portion of our named executive officers’ total compensation opportunity. These awards are delivered through equity-based compensation that generally vest over a multi-year period to provide the named executive officers with a continuing stake in our success, align their interests with those of our stockholders, inspire dynamic leadership, reward actions that create sustainable stockholder value, and support our talent retention objectives through extended vesting requirements and forfeiture provisions.

2022 PROXY STATEMENT	41

EXECUTIVE COMPENSATION ● COMPENSATION DISCUSSION AND ANALYSIS

The long-term equity compensation for our senior management in recent years has generally consisted of 25% stock options, 25% restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRSUs”). The stock option and RSU awards generally vest in installments on the first three anniversaries of the grant date, subject to the executive’s continued employment with the Company on the applicable vesting dates. The PRSU awards generally cliff vest three years from the grant date, subject to the Company’s level of achievement of one or more financial and/or operating goals, or combination of goals, for a multi-year performance period as set by the Compensation Committee. These performance metrics may include, among other things, return on net assets, return on stockholders’ equity, return on assets, return on capital, revenue, average revenue per subscriber, total stockholder returns, profit margin, earnings per share, free cash flow per share, net earnings, operating earnings, free cash flow, adjusted earnings before interest, taxes, depreciation and amortization, earnings before interest, taxes, depreciation and amortization, number of subscribers, growth of subscribers, operating expenses, capital expenses, subscriber acquisition costs or other metrics.

For grants made in late 2020 and during 2021, the Compensation Committee selected two performance metrics for our PRSU awards to senior management. Fifty percent of the PRSUs are subject to achievement of a cumulative free cash flow target established by the Compensation Committee, measured over a two-year performance period. The Compensation Committee chose free cash flow as a performance metric for PRSUs because it views free cash flow as an important operating metric that is more effectively measured over a multi-year performance period. The settlement of PRSUs earned in respect of the applicable two-year performance period is generally subject to the executive’s continued employment with us for an additional vesting period, which varies for each executive officer, following the end of the applicable performance period. This additional time-based feature serves as a retention tool and results in an equity award that has both time- and performance-based vesting elements.

The remaining 50% of the PRSUs will cliff vest after a three-year performance period based on the performance of our common stock relative to the companies included in the S&P 500 Index. We refer to this performance measure as a relative “TSR” or “total stockholder return” metric. PRSUs based on the relative total stockholder return metric will only vest if our performance achieves at least the 25th percentile (resulting in 50% of the target PRSUs being earned), with a target payout (i.e., 100% of the target PRSUs) requiring performance at the 50th percentile. For our executive officers, the settlement of PRSUs earned in respect of the applicable three-year performance period is generally subject to the executive officer’s continued employment with us through the third anniversary of the date of their employment agreement. For the rest of our senior management, the settlement of PRSUs is subject to their continued employment through the date the total stockholder return performance is certified by the Compensation Committee or the third anniversary of the grant date, whichever is later. If our performance achieves the 75th percentile, then 150% of the target PRSUs will be earned. However, if our absolute TSR is negative, then the number of PRSUs earned cannot exceed 100% of the target PRSUs.

In individual circumstances, the Compensation Committee has varied its practices and has awarded PRSUs to our executive officers and other members of senior management that are subject to a two-year or one-year performance period. Mr. Greenstein and Ms. Altman hold PRSUs that are subject to a two-year TSR performance metric. The specific amount of long-term equity grants awarded to our named executive officers is discussed below under the heading “Fiscal Year 2021 Pay Results—Long-Term Equity Grants for 2021.”

42	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

A summary of the terms applicable to grants of stock options, RSUs and PRSUs is set forth below:

Stock Options	RSUs	PRSUs
Stock options have an exercise price equal to the fair market value of our common stock on the date of grant and reward the executives only if the price of our stock increases following the date of grant.	RSUs align the interests of our executives with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. The value ultimately received by our executive officers as a result of the settlement of the RSUs is directly tied to our stock price on the date of settlement.	PRSUs establish a clear connection between the compensation of our executives and the achievement of performance goals that are important for long-term value creation.
Generally time-vest over a period of three years in equal annual installments and have a ten-year term.	Time-vest on varying schedules. Some awards vest over a period of three years in equal annual or quarterly installments, and others cliff vest at predetermined dates.	Generally are earned at the end of the applicable performance period, subject to achievement of specified performance criteria measured over such applicable performance period, and vest subject to continued employment through a specified date.
Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain increases in stockholder value over time.	Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain stockholder value over time.	For PRSUs whose performance metric is based on our level of free cash flow, in order for these PRSUs to vest our free cash flow must meet or exceed 80% of the performance target during a multi-year performance period. 100% of the PRSUs granted will vest upon achievement of 100% or more of the performance target. No more than 100% of the PRSUs can vest even if the results exceed the performance target. The PRSUs will vest, on an interpolated basis, in respect of achievement between 80% and 100% of the performance target. Vesting is subject to the executive’s continued employment through a period following the end of the performance period, incentivizing executives to remain with the Company and sustain stockholder value over time.

For PRSUs whose performance metric is based on the performance of our common stock relative to companies included in the S&P 500 Index, these PRSUs shall vest based on the percentile rank of our common stock’s TSR when ranked against the TSR of each company in the S&P 500 Index. PRSUs based on the relative total stockholder return metric will only vest if our performance achieves at least the 25th percentile (resulting in 50% of the target PRSUs being earned), with a target payout (i.e., 100% of the target PRSUs) requiring performance at the 50th percentile. If our performance achieves the 75th percentile, then 150% of the target PRSUs will be earned. Payouts will be interpolated between points. If our absolute TSR is negative, then the number of PRSUs earned cannot exceed 100% of the target PRSUs.

These PRSUs, to the extent earned following the performance period, become non-forfeitable, generally subject to the executive officer’s continuous employment through the third anniversary of their employment agreement or, in the case of our other senior management, the date the Compensation Committee certifies the performance result or the third anniversary of the grant date, whichever is later.

2022 PROXY STATEMENT	43

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

2021 Base Salary Decisions

During 2021, the Compensation Committee approved base salary increases for the named executive officers listed in the following table.

Ms. Witz	Increased from $1,200,000 to $1,750,000 in January 2021 in accordance with her employment agreement when she became our Chief Executive Officer
Mr. Greenstein	Increased from $1,600,000 to $1,648,000 in May 2021 in accordance with his employment agreement

None of our other named executive officers received base salary increases in 2021.

Payment of Performance-Based Discretionary Annual Bonuses for 2021

To guide the Compensation Committee in determining bonus amounts for the named executive officers, in 2021, the Compensation Committee adopted a bonus plan that generally measured our performance using various criteria, such as increases in subscribers, revenue and adjusted EBITDA. This plan did not require the Compensation Committee to provide a guaranteed bonus or a minimum bonus to any of the named executive officers. Rather, this plan was used by the Compensation Committee as a guidepost — one set of factors in evaluating and benchmarking bonus amounts for the named executive officers.

After carefully reviewing how our 2021 performance exceeded the key metrics contained in our budget and business plan and reviewing other considerations relating to our performance in 2021, the Compensation Committee:

●	approved a cash pool for annual bonuses to be divided among our employees (other than our named executive officers and senior management);

●	approved individual annual bonus amounts to each of the named executive officers; and

●	reviewed and approved the payments to other members of our senior management who are not included as named executive officers in this proxy statement.

For our named executive officers, the actual amount of the bonus paid to each of them was based on a combination of factors, including our 2021 corporate performance, their individual contributions and performance in their areas of responsibility and, with respect to all named executive officers other than herself, recommendations made by Ms. Witz. Bonuses were not awarded or based upon pre-established performance measures that were communicated to the named executive officers in advance. The various specific factors taken into consideration in determining the bonus amounts for the named executive officers are set forth below. The bonus amount for our Chief Executive Officer is discussed below under the heading “2021 Compensation Snapshot: Compensation of Our Chief Executive Officer.”

44	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

Mr. Greenstein was awarded a bonus for his contributions during the year, including:

●	his continuing creative contributions to our programming;

●	his efforts in supporting our acquisition of various podcast assets and the rights to distribute certain podcasts;

●	his continued enhancement of our programming, including entering into agreements with: Seth Rogen, Megyn Kelly, YMH Studios and Audio Up to produce exclusive podcast content; Audiochuck, that gives SiriusXM exclusive global ad sales rights for all their podcasts, including Crime Junkie, one of the country’s top-ranked podcasts; Major League Baseball and the NBA to make all MLB and NBA games available to subscribers with streaming only subscriptions; his efforts to launch new channels, such as Drake’s Sound 42, Hip Hop Forever, Andy Cohen’s Kiki Lounge, TikTok Radio, Disney Hits, and Tuff Gong Radio with Bob Marley, and his efforts associated with the launch of Marvel Podcasts Unlimited featuring original new podcasts from various Marvel characters; and his work arranging hosted performances by Ed Sheeran, The Go-Go’s, Old Dominion, Dave Matthews, Alicia Keys, Coldplay, Kenny Chesney, Nathaniel Rateliff & The Night Sweats, H.E.R., J. Cole, and Michael Che;

●	his efforts to ensure that there was no interruption in delivering content to our subscribers during the COVID-19 pandemic; and

●	understanding and analyzing customer satisfaction levels as they relate to our programming and content offerings.

Mr. Sullivan was awarded a bonus for his contributions during the year, including:

●	his role in managing our fixed and variable costs;

●	managing our stock buyback program;

●	his efforts in successfully managing our issuance of $4.5 billion of new senior notes, consisting of $2 billion in aggregate principal amount of 4.00% Senior Notes due 2028, $1 billion in aggregate principal amount of 3.125% Senior Notes due 2026, and $1.5 billion in aggregate principal amount of 3.875% Senior Notes due 2031;

●	his leadership of our extension and amendment of our $1.750 billion revolving credit facility, extending the maturity from 2023 to 2026 and improving the drawn pricing of loans under the facility;

●	his efforts in supporting our acquisition of several podcast assets, and supporting the continued integration of Pandora’s, Stitcher’s and Simplecast’s operations, particularly in the areas of information technology, financial planning and reporting;

●	supervising our satellite procurement efforts; and

●	overseeing the development and management of our information technology systems.

Ms. Altman was awarded a bonus for her contributions during the year, including:

●	her regular on-going contributions as our Chief Administrative Officer;

●	her role in managing our human resources function, including our employee development and diversity and inclusion initiatives;

●	her efforts in developing our ESG framework;

●	her efforts in supporting our acquisition of several podcast companies;

●	her efforts in leading our human capital related response to the COVID pandemic and transitioning our workforce to working remotely;

●	her management of our facilities and security operations; and

●	her management of our real estate holdings.

2022 PROXY STATEMENT	45

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

Mr. Donnelly was awarded a bonus for his contributions during the year, including:

●	his regular on-going contributions in providing effective legal support, including the management of various complex legal and regulatory issues and key strategic transactions;

●	providing sound and timely advice to senior management and our board of directors regarding various governance and compliance matters;

●	managing our litigation in the face of the increasing complexity of our business;

●	assisting in the negotiation and execution of various agreements with third parties that are essential to our operations; and

●	his role in supporting our acquisition of several podcast companies, particularly his efforts to evaluate and manage the legal-related risks associated with such acquisitions.

Based on the foregoing, the Compensation Committee approved the specific annual bonus amounts set forth in the Summary Compensation Table under the “Bonus” column for each of the above named executive officers.

Long-Term Equity Grants for 2021

We make grants of equity-based compensation to incentivize our executives to continue providing meaningful and effective services to our customers and stockholders. The long-term nature of the awards serves as our primary retention tool.

During 2021, our long-term equity grants generally consisted of stock options, RSUs and PRSUs (except for Messrs. Greenstein and Donnelly who, as explained below, received no long-term equity grants in 2021). The grant date target value of the options, RSUs and PRSUs granted was determined by the Compensation Committee (with the assistance of our Chief Executive Officer, except as to her own compensation). The number of stock options granted was equal to the total target value of the executive’s individual stock option grant calculated under the Black-Scholes-Merton model. In 2021, the number of RSUs and PRSUs granted was equal to the total target value of the executive’s individual RSU and PRSU grant divided by the average closing price of our common stock reported on NASDAQ for the 20-trading days preceding, but not including, the grant date of the award.

The grant date fair value of the awards is identified in the Summary Compensation Table under the “Stock Awards” and the “Option Awards” columns, and in the “Grants of Plan-Based Awards in 2021” table. The specific grants made to each executive are described below.

In September 2020, we entered into an employment agreement with Ms. Witz to serve as our Chief Executive Officer, effective as of January 1, 2021. In February 2021, we amended Ms. Witz’s employment agreement to more closely align the performance metrics of her PRSU award with the PRSU awards made in 2021 to our senior management generally by including the TSR performance measure selected by the Compensation Committee. No change was made to the grant date value of her PRSU award. In connection with her employment agreement and subsequent amendment, in 2021, we granted Ms. Witz stock options and RSUs with a grant date fair value equal to $9,500,000 and $5,000,000, respectively. The vesting of these stock options and RSUs is generally subject to Ms. Witz’s continued employment through the applicable vesting dates. We also granted PRSUs to Ms. Witz with a grant date fair value equal to $10,000,000. Fifty percent of these PRSUs are eligible to be earned based on the level of achievement of the cumulative free cash flow target established by our Compensation Committee for the two-year performance period consisting of the calendar years ending December 31, 2021 and December 31, 2022, and subject to Ms. Witz’s continued employment through December 31, 2023. The remaining fifty percent of the PRSUs awarded to Ms. Witz will be earned based on the relative TSR performance of our common stock during the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023, and subject to her continued employment through December 31, 2023.

46	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

In 2021, we also amended Mr. Sullivan’s employment agreement to more closely align the performance metrics of his original PRSU award made in 2020 with the PRSU awards made in 2021 to our senior management generally by including the TSR performance measure selected by the Compensation Committee. No change was made to the grant date value of his original PRSU award. In connection with this amendment, we granted Mr. Sullivan PRSUs with a grant date fair value equal to $4,500,000 as of his original award date on October 27, 2020, plus dividends declared and accrued from his original award date. With respect to the PRSUs awarded to Mr. Sullivan in 2021, fifty percent of these PRSUs are eligible to be earned based on the level of achievement of the cumulative free cash flow target established for the two-year performance period consisting of the calendar years ending December 31, 2021 and December 31, 2022, and subject to Mr. Sullivan’s continued employment through October 26, 2023. The remaining fifty percent of the PRSUs awarded to Mr. Sullivan will be earned based on the relative TSR performance of our common stock during the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023, and subject to Mr. Sullivan’s continued employment through October 26, 2023.

In May 2021, we entered into a new employment agreement with Ms. Altman to continue serving as our Executive Vice President and Chief Administrative Officer on a full-time basis through June 1, 2022, and on a part-time basis from June 1, 2022 until June 30, 2023. In connection with her new agreement, we granted Ms. Altman stock options and RSUs with a grant date fair value equal to $750,000 and $750,000, respectively. Fifty percent of these stock options and RSUs shall vest subject to Ms. Altman’s continued employment through May 31, 2022 and the remaining fifty percent of the stock options and RSUs awarded to Ms. Altman vest subject to her continued employment through May 31, 2023. We also granted PRSUs to Ms. Altman with a grant date fair value equal to $1,500,000. Fifty percent of these PRSUs are eligible to be earned based on the level of achievement of the cumulative free cash flow target established by our Compensation Committee for the two-year performance period consisting of the calendar years ending December 31, 2021 and December 31, 2022, and subject to Ms. Altman’s continued employment through May 31, 2023. The remaining fifty percent of the PRSUs awarded to Ms. Altman will be earned based on the relative TSR performance of our common stock during the two-year performance period commencing on January 1, 2021 and ending on December 31, 2022, and subject to her continued employment through May 31, 2023.

There were no long-term equity grants made to Messrs. Greenstein or Donnelly in 2021. They each previously received an equity award that was intended to cover a multi-year period, as further described under “Outstanding Equity Awards at Fiscal Year-End 2021”.

Dividend Equivalent Units

Dividend Equivalent Units (“DEUs”) are granted to each executive if, on any date while RSUs or PRSUs are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs and PRSUs granted to the executive are, as of the record date for such dividend payment, increased by a number of RSUs or PRSUs, as applicable, equal to: (a) the product of (x) the number of RSUs or PRSUs held by the executive as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. DEUs are subject to the same vesting and other terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan.

2022 PROXY STATEMENT	47

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

2021 COMPENSATION SNAPSHOT: COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

The material terms of Ms. Witz’s employment agreement are described below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements—Jennifer C. Witz.”

The Compensation Committee believed, in its business judgement, that Ms. Witz’s focus, qualifications and substantial experience were important components of our operational success and that her compensation, including the base salary and equity-based compensation, were, taken as a whole, appropriate under the circumstances.

In February 2022, Ms. Witz received a cash bonus of $6,100,000 in recognition of her performance and contributions in 2021, including:

Maintaining SiriusXM as one of the largest subscription-based media companies in the United States by increasing our net self-pay subscribers in 2021 by more than 1.1 million, a 27% increase as compared to the number added in 2020, resulting in a total self-pay subscriber base of almost 32 million subscribers at year end, an increase of more than 3.5% as compared to the total subscriber base for 2020
Increasing our total 2021 revenue to $8.7 billion, an increase of 8% from 2020
Achieving adjusted EBITDA growth of 8% to $2.77 billion*
Overseeing over $1.51 billion of stock repurchases and paying dividends of approximately $268 million
Increased our free cash flow by 10% to $1.83 billion*
Fostering strong leadership and cohesion among our senior management by leading our strategic thinking and initiatives
Bolstering our penetration rate in new vehicles to 82%
Increasing ad revenue at the Pandora segment by 30% to $1.54 billion
Continuing to forge new promotional and distribution synergies across our platforms to further SiriusXM’s as a leader in podcast hosting, production, distribution, analytics, and monetization, including completing our acquisition of several podcast companies
Managing our significant investments in research and development
Focusing on our customer experience, including launching a new subscription plan, Platinum VIP
Continuing to expand our ability to identify and acquire subscribers in certified pre-owned and other used vehicles and managing our investment in infrastructure in this area
Continuing to foster a corporate culture based on diversity, inclusion, integrity, respect and compliance
*	Adjusted EBITDA and free cash flow are not calculated and presented in accordance with GAAP, these are “Non-GAAP” measures. We use these Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation for our employees. Please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial and Operating Metrics—Glossary” section in our annual report for the fiscal year ended December 31, 2021 that accompanies this proxy statement for a discussion of such Non-GAAP financial measures, reconciliations to the most directly comparable GAAP measure and a discussion of these and other performance metrics.

48	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

OTHER BENEFITS PROVIDED TO NAMED EXECUTIVE OFFICERS

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and a 401(k) savings plan, including a matching component for that plan. Our named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees.

Our 401(k) savings plan allows eligible employees to voluntarily contribute from 1% to 50% of their pre-tax eligible earnings, subject to certain statutorily defined limits. We match 50% of an employee’s voluntary contributions per pay period on the first 6% of an employee’s pre-tax salary up to a maximum of 3% of eligible compensation. Employer matching contributions under the plan vest at a rate of 33.33% for each year of employment and are fully vested after three years of employment for all current and future contributions.

Deferred Compensation Plan

We also maintain the Sirius XM Holdings Inc. Deferred Compensation Plan for employees at the level of vice president and above, which provides a tax-efficient method for participants to defer certain portions of their compensation. The Deferred Compensation Plan is unfunded and unsecured, and participation is voluntary. We do not provide any matching contributions to the Deferred Compensation Plan and do not guarantee above-market returns. The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants and the underlying performance of the investment funds selected by the participants. A description of the Deferred Compensation Plan is included under “Non-Qualified Deferred Compensation.” The contributions, earnings and account balances for the named executive officers in the Deferred Compensation Plan are described in the “Non-Qualified Deferred Compensation” table.

Perquisites and Other Benefits for Named Executive Officers

The Compensation Committee supports providing other benefits to named executive officers that are almost identical to those offered to our other full time employees and are provided to similarly situated executives at companies with which we compete for executive talent.

In connection with her employment agreement, we entered into a Use of Private Aircraft Agreement with Ms. Witz that became effective on January 1, 2021. Pursuant to that agreement, Ms. Witz is entitled to personal use of a private aircraft arranged by us for up to 30 hours of flight time per year through the earlier of (i) December 31, 2023 or (ii) the termination of her employment. Ms. Witz incurs taxable income, calculated in accordance with the Standard Industry Fare Level formula or a comparable successor provision, for any personal use of such private aircraft in accordance with this policy. We have no obligation to provide Ms. Witz with any “gross up” in respect of any taxes related to this benefit. Pursuant to her employment agreement, we also provide Ms. Witz with a car allowance up to $2,000 per month for commuting to and from her home to the Company’s offices or will provide Ms. Witz with a personal driver for purposes of commuting.

In 2021, Ms. Witz and Mr. Sullivan were also reimbursed for legal expenses relating to the negotiation of amendments to their employment agreements.

Payments to Named Executive Officers Upon Termination or Change in Control

The employment agreements with our named executive officers provide for severance payments upon an involuntary termination of employment without “cause” or a termination of employment for “good reason” (as each term is defined in their employment agreements). While these arrangements vary among executives due to individual negotiations, none of our employment agreements with our named executive officers include any golden parachute excise tax gross-ups. The material terms of these agreements are described under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements.”

2022 PROXY STATEMENT	49

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

None of the employment agreements for the named executive officers provide for any payments solely due to a change in control. Under the terms of the 2015 Plan, if the employment of any of our named executive officers is terminated by us without cause, or by the executive for good reason, within two years following a change in control, then in accordance with the 2015 Plan, their equity awards are subject to accelerated vesting.

We believe that these severance arrangements appropriately mitigate some of the risk that exists for executives working in our highly competitive industry. These arrangements are intended to retain highly qualified executives who could have other job alternatives that may appeal to them, in the absence of these arrangements, to be less risky, and such arrangements are designed to allow the executives to focus exclusively on our interests and growth strategies.

FISCAL YEAR 2022 COMPENSATION CONSIDERATIONS

Vesting of PRSUs Whose Performance Period Included the Year Ending December 31, 2021—Certain PRSUs granted by the Compensation Committee are subject to achievement of a cumulative free cash flow target established by the Compensation Committee, measured over a two-year performance period. In early 2022, the Compensation Committee certified the achievement of the free cash flow performance goal for PRSUs that included the year ending December 31, 2021 as part the performance period. Free cash flow performance for the period exceeded the performance goal, which resulted in the vesting of the PRSUs at 100%. The settlement of these PRSUs is generally subject to the executive’s continued employment with us for an additional vesting period which varies for each executive officer.

Special Dividend and Adjustment to Outstanding Stock Options—On February 1, 2022, our board of directors declared a special cash dividend of $0.25 per share, payable on February 25, 2022, to stockholders of record as of the close of business on February 11, 2022. The special dividend was in addition to our regular quarterly cash dividend that our board of directors declared on January 26, 2022. As a result of the special dividend, we adjusted all the options to purchase our common stock outstanding on the record date by reducing the applicable exercise price of each option by $0.25 per share. The adjustment to the exercise price is not reflected in any of the compensation tables included in this proxy statement.

General—The market for talent continues to be highly competitive, particularly with technology companies, challenging our ability to attract and retain key executive talent. The Compensation Committee plans to continue to review our executive compensation program in 2022 with a view toward ensuring that it continues to provide the correct incentives and is properly sized given the scope and complexity of our business and the competition we face for talent. The Compensation Committee understands that, when the short- and long-term effects of the COVID-19 pandemic on the Company and the market for human capital are better understood, it may be prudent to make further changes to our existing compensation plans to protect the interests of stockholders and ensure that the Company can attract and retain the human capital that is critical to the execution of our business plan and continuing strategy.

The Compensation Committee has chosen to award equity-based compensation to those executive officers who the Compensation Committee believes will have a significant impact on our financial, operational and strategic goals. The specific mix of equity-based compensation granted will be determined by the Compensation Committee with the assistance of our Chief Executive Officer and by using their collective informed judgment, taking into account the executive’s role and responsibilities and our overall performance.

The Compensation Committee intends to continue incorporating performance-based elements into its annual bonus program for 2022 for senior management but, consistent with the 2021 bonus design, does not anticipate including a purely formulaic financial performance measure as part of the program. Rather, consistent with its past practices, the Compensation Committee intends to use these performance-based elements as one factor in determining the annual bonus pool for employees and in evaluating the performance of senior management, including our named executive officers.

50	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP REQUIREMENT

We do not require that executives accumulate and maintain a minimum level of stock ownership in us.

CLAWBACK/RECOUPMENT

Any compensation or equity awards provided to the named executive officers are subject to clawback as may be required pursuant to any law, regulation or stock exchange listing requirement. Our employment agreements with our named executive officers include provisions permitting us to clawback compensation to the extent it may be required pursuant to any law, regulation or stock exchange listing requirement.

ANTI-HEDGING AND PLEDGING POLICY

Our officers, directors and employees are prohibited from engaging in short sales of our securities and from engaging in transactions in publicly-traded derivative securities, such as options, puts, calls and other derivative securities based on the value of our securities, including any hedging, monetization or similar transactions designed to decrease the risks associated with holding our securities, such as zero-cost collars and forward sales contracts. As a result, our officers, directors and employees cannot insulate themselves from the effects of poor stock price performance. In addition, our officers, directors and employees are prohibited from pledging our securities as collateral for any loan or holding our securities in a margin account.

COMPENSATION RISK ASSESSMENT

The Compensation Committee reviews the risk-reward balance of our compensation programs and does not believe that any risks that may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Compensation Committee considered various factors that have the effect of mitigating compensation-related risks and have reviewed our compensation policies and practices for our employees, including the elements of our executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking.

POLICY WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

Historically, the Compensation Committee has endeavored to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation levels. Under Section 162(m), we were historically prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to our “covered employees” as defined in Section 162(m), which, prior to its amendment, included our Chief Executive Officer and three other most highly compensated executive officers (other than our Chief Financial Officer). An exception to this $1,000,000 deduction limitation was previously available with respect to compensation that qualified as “performance-based compensation” under Section 162(m).

As a result of the Tax Cuts and Jobs Act that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitional relief contemplated in this legislation for certain written contracts in place as of November 2, 2017. Therefore, certain compensation paid to our covered employees under our annual bonus programs and certain of our long-term equity awards under our 2015 Plan that may have originally been designed with the intent that such amounts qualify as performance-based compensation are no longer expected to be deductible. In addition, beginning in 2018, the definition of “covered employees” includes any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including following any termination of employment.

2022 PROXY STATEMENT	51

EXECUTIVE COMPENSATION  ●  COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has considered the deductibility of compensation as one factor in determining the structure of compensation awards. The Compensation Committee also looks at other factors in making its decisions, and believes that it is important to retain flexibility in designing compensation programs that are in the best interests of the Company and its stockholders, even if such compensation is not deductible for tax purposes. This flexibility may include amending or modifying certain elements of our compensation programs that the Compensation Committee determines to be consistent with our business needs, even if such compensation is not tax deductible. The Compensation Committee does not believe that the lost deduction on compensation payable in excess of $1 million for the named executive officers is material relative to the benefit of being able to attract and retain talented management; however, the Compensation Committee intends to continue its pay-for-performance philosophy and continue incorporating performance-based elements into our executive compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee
CARL E. VOGEL, Chairman
DAVID A. BLAU
ROBIN P. HICKENLOOPER
MICHAEL RAPINO

52	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 31, 2021 for services rendered to us during each of the past three fiscal years. These five officers are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary $	Bonus(1) $	Stock Awards(2) $	Option Awards(2) $	Nonqualified Deferred Compensation Earnings(3) $	All Other Compensation(4) $	Total $
Jennifer C. Witz Chief Executive Officer	2021	1,741,539	6,100,000	15,000,000	9,500,000	—	300,335	32,641,874
	2020	1,200,000	2,320,000	—	—	—	60,928	3,580,928
	2019	1,118,654	2,900,000	8,999,998	3,000,000	—	64,674	16,083,326
Scott A. Greenstein President and Chief Content Officer	2021	1,628,616	3,050,000	—	—	—	137,577	4,816,193
	2020	1,600,001	2,320,000	6,710,003	4,290,001	—	33,592	14,953,597
	2019	1,601,923	2,900,000	—	—	—	54,231	4,556,154
Sean S. Sullivan Executive Vice President and Chief Financial Officer	2021	1,100,001	1,850,000	4,572,323	—	—	74,708	7,597,032
	2020	190,385	700,000	6,250,002	2,250,000	—	40,481	9,430,867
	2019	—	—	—	—	—	—	—
Dara F. Altman Executive Vice President and Chief Administrative Officer	2021	625,001	1,625,000	2,250,010	750,000	—	28,157	5,278,168
	2020	625,001	1,300,000	—	—	—	34,834	1,959,835
	2019	625,000	1,625,000	—	—	—	35,106	2,285,106
Patrick L. Donnelly Executive Vice President, General Counsel and Secretary	2021	1,025,000	2,100,000	—	—	—	21,781	3,146,781
	2020	1,040,000	1,600,000	—	—	—	24,642	2,664,642
	2019	875,000	2,000,000	6,000,002	2,000,000	—	46,770	10,921,772
(1)	The amounts reflected in this column are the gross amounts of each named executive officer’s annual bonus award payable in respect of the fiscal year to which such amount relates. See the discussion under the heading “Fiscal Year 2021 Pay Results—Payment of Performance-Based Discretionary Annual Bonuses for 2021” for additional details on bonus awards for 2021.
(2)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value for the PRSUs granted to Ms. Witz was based on the probable outcome of the performance conditions applicable to such PRSUs as of the date of grant, which was equal to the target level. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs would have been $10,000,003 for Ms. Witz. The PRSUs granted to Mr. Sullivan in 2021 replaced the PRSUs granted to Mr. Sullivan in 2020 as part of his 2020 employee agreement, adjusted for dividends. The grant date fair value for the PRSUs granted to Mr. Sullivan was based on the probable outcome of the performance conditions applicable to such PRSUs as of the date of grant, which was equal to the target level. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs would have been $4,572,323 for Mr. Sullivan. The grant date fair value for the PRSUs granted to Ms. Altman was based on the probable outcome of the performance conditions applicable to such PRSUs as of the date of grant, which was equal to the target level. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs would have been $1,500,007 for Ms. Altman.
(3)	We do not provide above-market or preferential earnings on deferred compensation.
(4)	For each named executive officer, the amount in the “All Other Compensation” column for 2021 reflects matching contributions by us in the amount of $8,700 under our 401(k) savings plan and DEUs granted with respect to unvested RSU awards.

In connection with the payments of our quarterly dividends in the amount of $0.01464 per share on February 26, 2021, May 28, 2021 and August 30, 2021, and in the amount of $0.02196 per share on November 29, 2021, our named executive officers were credited with DEUs in the form of RSUs in respect of their unvested stock awards pursuant to the terms of the applicable award agreements. The values of such DEUs were calculated using a twenty-day average price of our common stock prior to the record dates for such dividends. The value of the DEUs granted for each of the named officers is as follows: Ms. Witz: $133,935; Mr. Greenstein: $128,877; Mr. Sullivan: $59,808; Ms. Altman: $19,457; and Mr. Donnelly: $13,081.
For Ms. Witz and Mr. Sullivan the amounts in the “All Other Compensation” column for 2021 also includes $13,342 and $6,200, respectively, paid on their behalf for legal fees they incurred in connection with the negotiation of their employment agreements.

2022 PROXY STATEMENT	53

EXECUTIVE COMPENSATION ● GRANTS OF PLAN-BASED AWARDS IN 2021

For Ms. Witz, the amount in the “All Other Compensation” column for 2021 also includes $144,358, which represents the aggregate direct cost to us in 2021 associated with her personal use of a private aircraft arranged by us.

Grants of Plan-Based Awards in 2021

The following table provides information with respect to equity grants made during fiscal year 2021 to the named executive officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Jennifer C. Witz	2/3/2021	—	—	—	—	6,500,536	6.18	9,500,000
	2/3/2021	—	—	—	809,061	—	—	4,999,997
	2/16/2021	1,056,396	1,625,224	2,031,530	—	—	—	10,000,003
Scott A. Greenstein	—	—	—	—	—	—	—	—
Sean S. Sullivan	2/16/2021	496,162	763,326	954,158	—	—	—	4,572,323
Dara F. Altman	5/5/2021	—	—	—	—	615,404	6.03	750,000
	5/5/2021	—	—	—	120,062	—	—	750,003
	5/5/2021	156,081	240,124	300,155	—	—	—	1,500,007
Patrick L. Donnelly	—	—	—	—	—	—	—	—
(1)	The options and RSUs granted to Ms. Witz on February 3, 2021 and the PRSUs granted to Ms. Witz on February 16, 2021 were in connection with her employment agreement dated September 14, 2020. The PRSUs granted to Mr. Sullivan on February 16, 2021 were in connection with an amendment to his employment agreement dated October 26, 2020. The PRSUs granted to Ms. Altman on May 5, 2021 were in connection with her execution of a new employment agreement.
The PRSUs are earned subject to achievement of as follows: 50% of their PRSUs are subject to the achievement of a cumulative free cash flow target, established by the Compensation Committee, measured over a two-year performance period; and 50% of their PRSUs are subject to the achievement of a three-year total shareholder return (“TSR”) of the company relative to the other companies in the S&P 500 Index as in effect on the first day of the performance period, except that, in the case of Ms. Altman, the PRSUs subject to TSR are based on a two-year performance period. The PRSUs whose achievement is based on free cash flow will vest in full upon achievement of 100% or more of the free cash flow target. If the level of free cash flow falls between 80% and 100% of the free cash flow target, then the number of PRSUs that will vest will be determined by straight line interpolation between those percentages. If the level of free cash flow is below the 80% of the target, then none of the PRSUs will vest. The PRSUs whose achievement is based on TSR will vest in full if the TSR percentile of the common stock of Sirius XM Holdings Inc. equals 50% relative to its ranking within the S&P 500 Index. If the TSR percentile of the common stock of Sirius XM Holdings Inc. equals or exceeds 75% relative to its ranking within the S&P 500 Index, the payout percentage will be 150% of the target PRSUs. If the percentile falls between 25% and 75%, then the number of PRSUs that will vest will be determined by straight line interpolation between those percentages. If the percentile rank is less than 25%, the payout percentage will equal zero.
(2)	Grants were made under the 2015 Plan.
(3)	The exercise price of the options granted to each of the named executive officers is equal to the closing price of our common stock reported on NASDAQ on the dates of grant.
(4)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation, including, in the case of the PRSUs, the probable outcome of the performance conditions. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

54	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

Outstanding Equity Awards at Fiscal Year-End 2021

The following table provides information with respect to the status at December 31, 2021 of all unvested RSUs and PRSUs and exercisable and unexercisable stock options awarded to each of the named executive officers:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jennifer C. Witz(2)	563,875	—	5.5200	8/21/2027	—	—	—	—
	566,097	—	6.1100	2/1/2028	—	—	—	—
	1,518,588	759,294	6.0300	3/5/2029	—	—	—	—
	2,166,845	4,333,691	6.1800	2/3/2031	—	—	—	—
	—	—	—	—	715,272	4,541,977	—	—
	—	—	—	—	—	—	2,659,529	16,888,009
Scott A. Greenstein(3)	3,601,867	—	3.9600	5/24/2026	—	—	—	—
	2,120,582	1,060,290	5.5100	12/24/2028	—	—	—	—
	—	2,683,790	6.6100	12/8/2030	—	—	—	—
	—	—	—	—	569,614	3,617,049	—	—
	—	—	—	—	—	—	2,089,011	13,265,220
Sean S. Sullivan(4)	513,497	1,026,993	5.9100	10/27/2030	—	—	—	—
	—	—	—	—	600,017	3,810,108	—	—
	—	—	—	—	—	—	769,608	4,887,011
Dara F. Altman(5)	962,806	—	7.1000	5/31/2028	—	—	—	—
	—	615,404	6.0300	5/5/2031	—	—	—	—
	—	—	—	—	121,051	768,674	—	—
	—	—	—	—	—	—	242,102	1,537,348
Patrick L. Donnelly(6)	975,423	487,712	6.8050	11/22/2029	—	—	—	—
	—	—	—	—	99,909	634,422	—	—
	—	—	—	—	—	—	599,461	3,806,577
(1)	Amounts also include DEUs granted to the executive pursuant to the terms of the award agreements governing each RSU or PRSU, as applicable, to reflect the payment of dividends on our common stock. DEUs vest on the same terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan. Our practice with respect to crediting DEUs is described in more detail on page 47.

Amounts under “Market Value of Shares or Units of Stock that have not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” were calculated based on the closing price on NASDAQ of our common stock on December 31, 2021 of $6.35. The RSUs and PRSUs are valued at (a) the closing price of the stock at December 31, 2021 multiplied by (b) the number of awards that have not vested. In the table above, the number and market value of the PRSUs reflect target performance achievement as of the grant date for Ms. Witz, Mr. Greenstein, Mr. Sullivan, Ms. Altman, and Mr. Donnelly. The performance period for the PRSUs granted to Ms. Witz in 2019 was the period beginning January 1, 2019 and ending December 31, 2020. The performance period for the PRSUs whose achievement is based on free cash flow granted to Ms. Witz in 2021 is the period beginning January 1, 2021 and ending December 31, 2022. The performance period for the PRSUs whose achievement is based on total shareholder return granted to Ms. Witz in 2021 is the period beginning January 1, 2021 and ending in December 31, 2023. The performance period for the PRSUs granted to Mr. Greenstein in 2018

2022 PROXY STATEMENT	55

EXECUTIVE COMPENSATION ● OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

was the period beginning January 1, 2019 and ended December 31, 2020. The performance period for the PRSUs granted to Mr. Greenstein in 2020 is the period beginning January 1, 2022 and ending December 31, 2023. The performance period for the PRSUs whose achievement is based on free cash flow granted to Mr. Sullivan in 2021 is the period beginning January 1, 2021 and ending December 31, 2022. The performance period for the PRSUs whose achievement is based on total shareholder return granted to Mr. Sullivan in 2021 is the period beginning January 1, 2021 and ending in December 31, 2023. The performance period for the PRSUs whose achievement is based on free cash flow granted to Ms. Altman in 2021 is the period beginning January 1, 2021 and ending December 31, 2022. The performance period for the PRSUs whose achievement is based on total shareholder return granted to Ms. Altman in 2021 is the period beginning January 1, 2021 and ending December 31, 2022. The performance period for the PRSUs granted to Mr. Donnelly was the period beginning January 1, 2020 and ending December 31, 2021. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.
(2)	Outstanding equity awards for Ms. Witz vest as follows: options granted on August 21, 2017 at an exercise price of $5.52 vested as follows: 187,959 options vested on August 21, 2018; 187,958 options vested on August 21, 2019; and 187,958 options vested on August 21, 2020; the 566,097 options granted at an exercise price of $6.11 vested in three equal annual installments of 188,699 from date of grant on February 1, 2018; the 2,277,882 options granted at an exercise price of $6.03 vested in three equal annual installments of 759,294 from date of grant on March 5, 2019; options granted on February 3, 2021 at an exercise price of $6.18 vest as follows: 2,166,845 options vested on December 31, 2021, 2,166,845 options vest on December 31, 2022, and 2,166,846 options vest on December 31, 2023. The outstanding RSUs granted to Ms. Witz vest as follows: 170,156 RSUs vested on March 7, 2022, 272,558 RSUs will vest on December 31, 2022, and 272,558 RSUs will vest on December 31, 2023. The 1,020,927 PRSUs granted to Ms. Witz on March 5, 2019 vested on March 7, 2022. The 819,301 PRSUs whose achievement is based on free cash flow granted to Ms. Witz on February 16, 2021 will vest, subject to her continued employment, on December 31, 2023. The 819,301 PRSUs whose achievement is based on total shareholder return granted to Ms. Witz on February 16, 2021 will vest, subject to her continued employment, on February 16, 2024.
(3)	Outstanding equity awards for Mr. Greenstein vest as follows: options granted on May 24, 2016 at an exercise price of $3.96 vested as follows: 3,601,868 options vested on May 24, 2017, 3,601,867 options vested on May 24, 2018, and 3,601,867 options vested on May 24, 2019; options granted on December 24, 2018 at an exercise price of $5.51 vest as follows: 1,060,291 options vested on December 24, 2019, 1,060,291 options vested on December 24, 2020, and 1,060,290 options vest on May 24, 2022; 2,683,790 options granted on December 8, 2020 at an exercise price of $6.61 will vest in two equal annual installments of 1,341,895 on May 24, 2023 and May 24, 2024. The outstanding RSUs granted to Mr. Greenstein vest as follows: 233,242 RSUs will vest on May 24, 2022, 168,187 RSUs will vest on May 24, 2023, and 168,185 RSUs will vest on May 24, 2024. The 1,399,449 PRSUs granted to Mr. Greenstein on December 24, 2018 will vest, subject to his continued employment, on May 24, 2022. The 689,562 PRSUs granted to Mr. Greenstein on December 8, 2020 will vest, subject to the satisfaction of the applicable performance metrics through the performance period ending December 31, 2023 and his continued employment, on May 24, 2024.
(4)	Outstanding equity awards for Mr. Sullivan vest as follows: options granted on October 27, 2020 at an exercise price of $5.91 will vest as follows: 513,497 options vested on October 27, 2021, 513,497 options will vest on October 27, 2022, and 513,496 options will vest on October 26, 2023. The outstanding RSUs granted to Mr. Sullivan will vest as follows: 300,007 RSUs will vest on October 27, 2022, and 300,010 RSUs will vest on October 26, 2023. The 384,804 PRSUs whose achievement is based on free cash flow granted to Mr. Sullivan on February 16, 2021 will vest, subject to the satisfaction of the applicable performance metric and his continued employment, on October 26, 2023. The 384,804 PRSUs whose achievement is based on total shareholder return granted to Mr. Sullivan on February 16, 2021 will vest, subject to the satisfaction of the applicable performance metric and his continued employment through October 2023, on February 16, 2024.
(5)	Outstanding equity awards for Ms. Altman vest as follows: options granted on May 31, 2018 at an exercise price of $7.10 vested as follows: 320,936 options vested on May 31, 2019, 320,935 options vested on May 31, 2020, and 320,935 options vested on May 31, 2021; the 615,404 options granted at an exercise price of $6.03 will vest in two equal annual installments of 307,702 on May 31, 2022 and May 31, 2023. The outstanding RSUs granted to Ms. Altman will vest as follows: 60,526 RSUs will vest on May 31, 2022 and 60,525 RSUs will vest on May 31, 2023. The 121,051 PRSUs whose achievement is based on free cash flow granted to Ms. Altman on May 5, 2021 and the 121,051 whose achievement is based on total shareholder return will vest, subject to her continued employment, on May 31, 2023.
(6)	Outstanding stock options granted to Mr. Donnelly on November 22, 2019 at an exercise price of $6.805 vest as follows: 487,711 options vested on November 22, 2020; 487,712 options vested on November 22, 2021; and 487,712 options will vest on November 22, 2022. The remaining 99,909 RSUs and 599,461 PRSUs granted to Mr. Donnelly will vest, subject to his continued employment, on November 22, 2022.

All equity awards vest subject to the named executive officer’s continued employment though the applicable vesting date and are subject to earlier vesting upon certain qualifying terminations of employment. See “Potential Payments or Benefits Upon Termination or Change in Control.”

56	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● OPTION EXERCISES AND STOCK VESTED IN 2021

Option Exercises and Stock Vested in 2021

The following table provides information with respect to option exercises and RSUs that vested during 2021:

	Option Awards		Stock Awards

Name	Number of Shares Exercised (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jennifer C. Witz	—	—	685,885	4,257,930
Scott A. Greenstein	—	—	—	—
Sean S. Sullivan	—	—	469,754	2,832,617
Dara F. Altman	—	—	455,102	2,844,388
Patrick L. Donnelly	1,807,549	4,238,702	99,912	618,448
(1)	Value realized on exercise is the amount equal to the difference between (a) the price on NASDAQ of the stock acquired upon exercise on the exercise date less (b) the exercise price, multiplied by the number of options exercised.
(2)	Value realized on vesting is the amount equal to (a) the closing price on NASDAQ on the vesting dates multiplied by (b) the number of shares vesting.

Non-Qualified Deferred Compensation

The following table provides information with respect to Sirius XM Holdings Inc. Deferred Compensation Plan, a nonqualified deferred compensation plan, for 2021:

Name	Executive Contributions(1) ($)	Employer Contributions ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Jennifer C. Witz	2,135,000	—	1,012,954	108,635	10,340,477
Scott A. Greenstein	—	—	—	—	—
Sean S. Sullivan	1,937,500	—	58,389	—	2,060,390
Dara F. Altman	—	—	—	—	—
Patrick L. Donnelly	1,306,250	—	170,249	—	2,578,699
(1)	The amounts include certain base salary amounts that are listed in the “Salary” column of the Summary Compensation Table and cash bonus amounts that are listed in the “Bonus” column of the Summary Compensation Table. This includes amounts earned during fiscal 2021 but credited to such executive officers’ deferred compensation accounts after the end of fiscal 2021. For Ms. Witz, the amount includes $2,135,000 of her 2021 annual bonus, for Mr. Sullivan, the amount includes $1,387,500 of his 2021 annual bonus, and for Mr. Donnelly, the amount includes $1,050,000 of his 2021 annual bonus.
(2)	Amounts in this column are not reported as compensation for fiscal year 2021 in the Summary Compensation Table since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that are similar to the investment options available under the Sirius XM 401(k) Savings Plan. Of the available investment options, the one-year rate of return during 2021 ranged from -1.67% to 28.69%.
(3)	Year-end balances in this column include the deferral amount from the executive’s 2021 bonus paid in 2022.

The Deferred Compensation Plan provides a tax-efficient method for participants to defer certain portions of their compensation. Participation in the Deferred Compensation Plan is available to certain of our senior officers, including our named executive officers, and members of our board of directors.

2022 PROXY STATEMENT	57

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Our named executive officers are eligible to participate on the same terms as other eligible employees. Although the Compensation Committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with respect to the three main components of our executive compensation packages, because participation in the Deferred Compensation Plan, and to what extent, is at each participant’s discretion and there is no matching contribution from us at this time.

Pursuant to the Deferred Compensation Plan, eligible employees may elect to defer up to 50% of their cash-paid base salary and up to 75% of their annual cash bonus. We may elect to make additional contributions beyond amounts deferred by participants, but we are under no obligation to do so. At the time of making a deferral election, participants designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination of employment, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code.

Participants have the opportunity to designate the investment funds to which the deferred amounts are to be credited. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are immediately vested and entirely based upon the investment selections made by the participant. We do not pay guaranteed, above-market or preferential earnings on this deferred compensation. The available investment choices are similar to the choices available under the Sirius XM Radio 401(k) Savings Plan. Participants may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle. Investment selections for existing account balances may be changed daily. Any changes (whether to new deferrals or existing balances) may be made through an internet site or telephone call center maintained by the plan’s third-party record keeper. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

Potential Payments or Benefits Upon Termination or Change in Control

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers that contain provisions regarding payments or benefits upon a termination of employment. We do not have any provisions in any of our employment agreements for the named executive officers that provide for any payments solely in the event of a change in control.

None of the employment agreements with our named executive officers provides for a so-called “golden parachute” excise tax gross-up. Each of the employment agreements with our executive officers includes a compensation clawback provision, pursuant to which any incentive-based or other compensation paid to an executive officer by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulation or stock exchange listing requirement.

58	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Jennifer C. Witz

In September 2020, we entered into an employment agreement with Ms. Witz to serve as our Chief Executive Officer as of January 1, 2021 and continuing through December 31 2023, subject to earlier termination in accordance with the terms of the employment agreement. The agreement provides for an annual base salary of $1,750,000, subject to annual increases approved by the Compensation Committee, with any increases being no less than 3% in 2022 and 2023. Ms. Witz is also entitled to participate in any bonus plans generally applicable to our executive officers, with an annual target bonus equal to three times her base salary.

If Ms. Witz’s employment is terminated by us without “cause” or she terminates her employment for “good reason” (each as described in her employment agreement), then, subject to her execution of a release of claims and her compliance with certain restrictive covenants contained in her employment agreement, we are obligated to (1) pay Ms. Witz a lump sum amount equal to one and one-half times the sum of (x) her annual base salary in effect as of the termination date plus (y) the greater of her target bonus or the last annual bonus paid (or due and payable) to her, (2) pay Ms. Witz a pro-rated bonus for the year in which her termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid annual bonus with respect to the year prior to the year of termination and (3) continue her health insurance benefits for eighteen months and her life insurance benefits for one year following her termination date, in each case, at our expense.

We have also entered into an agreement with Ms. Witz that entitles her to a limited number of hours of personal flight time on a private aircraft. This agreement will expire on the first to occur of (i) the date that Ms. Witz ceases to be employed by us as a full-time employee under her employment agreement, and (ii) December 31, 2023. Ms. Witz’s personal use of the aircraft is treated as income to her, and we are not required to provide her with any “gross up” for additional related taxes.

Scott A. Greenstein

In December 2020, we entered into an employment agreement with Mr. Greenstein to continue to serve as our President and Chief Content Officer through May 24, 2024, subject to earlier termination in accordance with the terms of the employment agreement. The agreement provides for an annual base salary of $1,600,000, subject to annual 3% increases in May 2021, May 2022 and May 2023, and additional increases approved by the Compensation Committee. Mr. Greenstein is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary for the years December 31, 2020 and December 31, 2021, 200% of his annual base salary for the years December 31, 2022 and December 31, 2023, and a pro-rated bonus for the year ending December 31, 2024 based on a target bonus of 200% of his annual base salary.

If Mr. Greenstein’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Greenstein a lump sum amount equal to one and one-half times the sum of (x) his then annual base salary plus (y) the greater of $2,600,000 or the last annual bonus paid (or due and payable) to him, (2) pay Mr. Greenstein a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid annual bonus with respect to the year prior to the year of termination, and (3) continue his health and life insurance benefits for eighteen months following his termination date, in each case, at our expense.

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Sean S. Sullivan

In September 2020, we entered into an employment agreement with Mr. Sullivan to serve as our Executive Vice President and Chief Financial Officer through October 26, 2023, subject to earlier termination in accordance with the terms of his employment agreement. The agreement provides for an annual base salary of $1,100,000, subject to increases approved by the Compensation Committee. Mr. Sullivan is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary.

If Mr. Sullivan’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Sullivan a lump sum amount equal to the sum of (x) his then annual base salary plus (y) the greater of $1,650,000 or the last annual bonus paid (or due and payable) to him, (2) pay Mr. Sullivan a pro-rated bonus for the year in which his termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid annual bonus with respect to the year prior to the year of termination, and (3) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

Dara F. Altman

In May 2021, we entered into an employment agreement with Ms. Altman to continue to serve as our Executive Vice President and Chief Administrative Officer on a full-time basis through May 31, 2022, and on a part-time basis from June 1, 2022 through June 30, 2023, subject to earlier termination in accordance with the terms of her employment agreement. The employment agreement specifies an annual base salary of $625,000, subject to increases approved by the Compensation Committee. For the years 2021 and 2022, Ms. Altman is also entitled to participate in any bonus plans generally offered to our executive officers. Any bonus for 2022 will be prorated based on the number of days she is employed as a full-time employee during such year. The employment agreement does not provide for a specified annual bonus target opportunity.

If, prior to June 1, 2022, Ms. Altman’s employment is terminated by us without “cause” or she terminates her employment for “good reason” (each as described in her employment agreement), then we are obligated to pay Ms. Altman a lump sum amount equal to the sum of (x) Ms. Altman’s then annual base salary plus (y) the last annual bonus paid (or due and payable) to her. In the case of certain qualifying terminations of employment on or after June 1, 2022, we have agreed to pay Ms. Altman a lump sum severance payment in an amount equal to her then annual base salary. In addition, if such qualifying termination occurs prior to January 1, 2023, Ms. Altman will also be entitled to a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria, and based on the number of days she was employed as a full-time employee as a portion of the applicable calendar year); provided that if such termination occurs in 2023 but prior to the payment of Ms. Altman’s pro-rated bonus for 2022, she will still be entitled to payment of such pro-rated bonus. Further, in the case of certain qualifying terminations of employment, we have agreed to continue Ms. Altman’s life insurance benefits for twelve months and her health insurance benefits until the later of June 30, 2023 or eighteen months following the date of such qualifying termination, in each case, at our expense. Our obligation to provide severance and benefits to Ms. Altman is subject to her execution of a release of claims and her compliance with certain restrictive covenants contained in her employment agreement.

60	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Patrick L. Donnelly

In November 2019, we entered into an employment agreement with Mr. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through November 22, 2022, subject to earlier termination in accordance with the terms of his employment agreement. The employment agreement provides for an annual base salary of $1,025,000, subject to increases approved by the Compensation Committee. Mr. Donnelly is also entitled to participate in any bonus plans generally offered to our executive officers. The employment agreement does not provide for a specified annual bonus target opportunity.

If Mr. Donnelly’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Donnelly a lump sum amount equal to the sum of (x) his annual base salary in effect as of the termination date plus (y) the greater of $1,537,500 or the last annual bonus paid (or due and payable) to him, and (2) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

TREATMENT OF EQUITY-BASED AWARDS UPON TERMINATION OF EMPLOYMENT

Pursuant to the terms of the applicable award agreements, the vesting of any unvested RSUs, PRSUs and stock options held by the named executive officers will accelerate upon a termination (i) by us without “Cause”, (ii) by the named executive officer for “Good Reason”, or (iii) a result of the named executive officer’s death or disability. With respect to outstanding PRSU awards, if any such termination of employment occurs during an active performance period, then the named executive officer will vest in the number of PRSUs subject to the applicable award agreement (or with respect to the new PRSU awards that are based on TSR, at target level). If such termination of employment occurs following the end of the applicable performance period, but before the date on which such PRSUs have been settled, then the named executive will vest in the number of PRSUs determined to have been earned based on actual performance achieved during the performance period. In order to receive any accelerated vesting in connection with a termination of employment, named executive officers must execute a release of claims (except the Company’s General Counsel may waive such requirement in the event of the named executive officer’s death) and comply with certain restrictive covenants contained in their employment agreements. If the named executive officer’s employment terminates for any other reason, all unvested equity awards that are outstanding will be forfeited.

SIRIUS XM RADIO INC. 2015 LONG-TERM STOCK INCENTIVE PLAN

All of the named executive officers had outstanding equity awards as of December 31, 2021 that were granted under the 2015 Plan. Under the terms of the 2015 Plan, the outstanding unvested equity awards granted are subject to potential accelerated vesting upon termination without “cause” by the Company or termination by the executive for “good reason” during a two year period following a “change of control” (each as defined in the 2015 Plan), to the extent outstanding awards granted under the 2015 Plan are either assumed, converted or replaced by the resulting entity in the event of a change of control.

2022 PROXY STATEMENT	61

EXECUTIVE COMPENSATION ● POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS AND BENEFITS

The following table describes the potential payments and benefits under the named executive officers’ agreements and our stock incentive plan to which they would have been entitled if a termination of employment or change in control had occurred as of December 31, 2021:

Name	Triggering Event	Severance Payment ($)(1)	Accelerated Equity Vesting ($)(2)	Continuation of Insurance Benefits ($)(3)	Total ($)(4)
Jennifer C. Witz(5)	Termination due to death or disability	6,100,000	22,409,688	—	28,509,688
	Termination without cause or for good reason	17,875,000	22,409,688	39,828	40,324,516
	Termination without cause or for good reason following a change in control	17,875,000	22,409,688	39,828	40,324,516
Sean S. Sullivan(6)	Termination due to death or disability	—	9,148,996	—	9,148,996
	Termination without cause or for good reason	4,800,000	9,148,996	39,828	13,988,823
	Termination without cause or for good reason following a change in control	4,800,000	9,148,996	39,828	13,988,823
Scott A. Greenstein	Termination due to death or disability	—	17,772,912	—	17,772,912
	Termination without cause or for good reason	10,097,000	17,772,912	47,765	27,917,678
	Termination without cause or for good reason following a change in control	10,097,000	17,772,912	47,765	27,917,678
Dara F. Altman	Termination due to death or disability	—	2,502,951	—	2,502,951
	Termination without cause or for good reason	3,875,000	2,502,951	47,765	6,425,716
	Termination without cause or for good reason following a change in control	3,875,000	2,502,951	47,765	6,425,716
Patrick L. Donnelly	Termination due to death or disability	—	4,441,000	—	4,441,000
	Termination without cause or for good reason	3,125,000	4,441,000	47,765	7,613,765
	Termination without cause or for good reason following a change in control	3,125,000	4,441,000	47,765	7,613,765
(1)	Any severance payment due is required to be paid in a lump sum.
(2)	All amounts were calculated based on the closing price on NASDAQ of our common stock on December 31, 2021 of $6.35. The accelerated vesting of options is valued at (a) the difference between the December 31, 2021 closing price and the exercise price of the options multiplied by (b) the number of shares of common stock underlying the options. The accelerated vesting of RSUs and PRSUs is valued at the closing price on NASDAQ of our common stock on December 31, 2021 of $6.35 multiplied by the number of shares subject to the applicable RSUs and PRSUs. The PRSU vest assumes 100% of target level achievement for the performance period during which a termination occurs. This amount assumes that the entire PRSU award provided for under their employment agreements would have become vested at target level. The amounts also include DEUs.
(3)	Assumes that health benefits would be continued under COBRA for eighteen months.
(4)	We do not provide any tax gross-ups. In the event a named executive officer would be subject to an excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the named executive officer will be reduced to the extent that such benefits do not trigger the excise tax, unless the named executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Ms. Witz and Mr. Sullivan, the amounts payable to each named executive officer would not be subject to the excise tax. Estimated amounts may materially differ from any actual amounts ultimately paid.
(5)	Based on preliminary calculations, the amounts payable to Ms. Witz in the event of her termination following a change in control would be subject to an excise tax of $6,308,537. The total amount shown does not reflect, in the event of Ms. Witz’s termination following a change in control, a reduction in the payments as a result of the projected amount of the applicable excise tax under Section 4999 of the Internal Revenue Code.
(6)	Based on preliminary calculations, the amounts payable to Mr. Sullivan in the event of his termination following a change in control would be subject to an excise tax of $1,956,250. The total amount shown does not reflect, in the event of Mr. Sullivan’s termination following a change in control, a reduction in the payments as a result of the projected amount of the applicable excise tax under Section 4999 of the Internal Revenue Code.

62	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION ● 2021 CEO PAY RATIO

2021 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our Chief Executive Officer.

We determined that, as of December 31, 2021 (the date we identified for purposes of determining our employee population), our employee population consisted of approximately 5,624 individuals, of which 223 employees were located outside the United States. This population consisted of our full-time, part-time, seasonal and temporary workers and did not include any individuals classified as independent contractors. In accordance with the de minimus exemption under Item 402(u) of Regulation S-K, we excluded the group of 223 non-U.S. employees from our total employee population, specifically: 14 employees from Britain, three employees from Belgium, seven employees from Canada, one employee from Germany, one employee from Italy, two employees from Malaysia, six employees from the Philippines, and 189 employees from Romania. These non-U.S. individuals represented less than 4% of our total estimated employee population as of December 31, 2021 of 5,624 individuals. After excluding the non-U.S. employees and the Chief Executive Officer, we included 5,399 employees in our calculations to identify the median employee.

To identify the median employee from this employee population, we calculated each employee’s total compensation by reviewing employees’ W-2 wages for 2021. Once we identified the employee who fell at the mid-point of our employee population, we calculated all of the elements of that employee’s compensation for the 2021 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to determine the “annual total compensation” for such employee for purposes of calculating the required pay ratio. The annual total compensation of the median employee for 2021 was $139,882. To calculate the annual total compensation of our Chief Executive Officer, we used the amount reported for Ms. Witz in the “Total” column of the 2021 Summary Compensation Table included in this proxy statement, which was $32,641,874.

Based on Ms. Witz annual total compensation compared to the annual total compensation of our estimated median employee, our estimated pay ratio is 233:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2022 PROXY STATEMENT	63

Item 2—Ratification of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. In addition, the Audit Committee assists the board of directors in its oversight of:

●	The integrity of our financial statements and our accounting and financial reporting processes and systems of internal control over financial reporting;

●	Our compliance with legal and regulatory requirements;

●	Our independent auditors’ qualifications, independence and performance;

●	The performance of our internal audit function; and

●	Our assessment of risks and risk management guidelines and policies.

The Audit Committee and the board of directors believe that the continued retention of KPMG LLP (“KPMG”) as our independent registered public accounting firm is in the best interest of our stockholders, and we are asking stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2022. Although ratification is not required by our By-laws, applicable law or otherwise, the board of directors is submitting the selection of KPMG to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered a recommendation to the board of directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to be at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The board of directors recommends a vote “FOR” the ratification of
KPMG LLP as our independent registered public accountants for 2022.

64	2022 PROXY STATEMENT

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the fees billed to us by KPMG as of and for the years ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Audit fees(1)	$4.095,251	$4,032,614
Audit-related fees(2)	936,500	296,525
Tax fees(3)	—	—
All other fees(4)	—	—
	$5,031,751	$4,329,139
(1)	Audit fees consist of fees for services related to the financial statement audit, quarterly reviews, audit of internal control over financial reporting, accounting consultations with KPMG’s National Office, comfort letters, SEC comment letters, audit services that are normally provided by independent auditors in connection with regulatory filings or engagements, and statutory audits. The amount also includes reimbursement for direct out-of-pocket travel and other sundry expenses.
(2)	Audit-related fees related to audits of employee benefit plans, financial due diligence services, subsidiary reporting services and other attestation services required by contract.
(3)	Tax services consist of services relating to state and local tax compliance services. There were no tax fees billed to us in 2021 or 2020.
(4)	All other fees are for any products or service not included in the first three categories. There were no other fees billed to us in 2021 or 2020.

Pre-Approval Policy for Services of Independent Auditor

It is the Audit Committee’s responsibility to review and consider, and ultimately pre-approve, all audit and permitted non-audit services to be performed by our independent registered public accounting firm. In accordance with its charter, the Audit Committee’s pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm are as follows:

●	The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

●	The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

●	The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

●	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

●	The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he or she reports decisions to the Audit Committee at its next meeting.

All of the services covered under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by the Audit Committee.

2022 PROXY STATEMENT	65

Report of the Audit Committee

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. Each member is financially literate for audit committee purposes under the NASDAQ rules, and each member of the Audit Committee also qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is “financially sophisticated” within the meaning of the NASDAQ listing standards. The key responsibilities of the Audit Committee are set forth in its charter, which was adopted by us and approved by the board of directors and is posted under “Corporate Governance” in the Investor Relations section of our website at www.siriusxm.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The Audit Committee has selected KPMG as our independent registered public accountants for 2022. KPMG has served as our independent registered public accountants since 2008. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accountants. The Audit Committee regularly reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage another firm as our independent registered public accountants. In the course of these reviews, the Audit Committee considers, among other things:

●	KPMG’s historical and recent performance on our audit;

●	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

●	the qualifications of the professionals assigned by KPMG to our audit, including their experience, area of expertise and other factors that could, in the Audit Committee’s opinion, affect the delivery by these professionals of services;

●	KPMG’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

●	data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms;

●	the appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

●	KPMG’s independence, including the possible effects of its provision of non-audit fees and services on its independence; and

●	KPMG’s tenure as our independent registered public accountants, including the benefits of having an independent registered public accountant that is familiar with us, and the controls and processes that help ensure KPMG’s independence.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management. The lead audit partner from KPMG assigned to us has served in that role since 2019.

66	2022 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee engages in an annual evaluation of our independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee and the board of directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as, when applicable, alternative accounting treatments. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.

The Audit Committee also reviewed and discussed our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with management and our independent registered public accounting firm, management’s annual report on the effectiveness of internal control over financial reporting as of December 31, 2021 and KPMG’s related attestation report.

The Audit Committee has discussed with KPMG the matters that are required to be discussed under PCAOB standards. The Audit Committee discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to us and our affiliates is compatible with KPMG’s independence.

At each regularly scheduled meeting, the Audit Committee met and held discussions with management, our internal auditors and KPMG. Prior to their issuance, the Audit Committee reviewed and discussed our quarterly and annual consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, our internal auditors and KPMG. During 2021, management, our internal auditors and KPMG also made presentations to the Audit Committee on specific topics of interest, including: our enterprise risk assessment process; our information technology systems and controls; our federal and state income tax positions, including our tax strategy and risks; our critical accounting policies; new accounting guidance and the potential impact of new accounting pronouncements; financial controls associated with various acquisitions; our strategy and management of the implementation of new systems; and cyber security.

In 2017, the PCAOB adopted a requirement that audit reports for certain companies disclose “critical audit matters,” which are commonly referred to as “CAMs”. Under the new auditing standard for the auditor’s reports, CAMs are “matters communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements; and (2) involved especially challenging, subjective, or complex auditor judgment.” In connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2021, the Audit Committee and our management had discussions with KPMG regarding the CAMs applicable to our company. As part these discussions, the Audit Committee and management discussed with KPMG the manner in which KPMG identified the proposed critical audit matters, their consultation with their National Office regarding these critical audit matters and the description of the critical audit matters to be included in KPMG’s report.

2022 PROXY STATEMENT	67

REPORT OF THE AUDIT COMMITTEE

The Audit Committee discussed with KPMG the overall scope and plans for their audit and approved the terms of their engagement, including the fees and non-audit fees payable to KPMG. The Audit Committee is ultimately responsible for the amounts we pay KPMG. After a review of the proposed fee arrangement, including the projected hours and other costs, the Audit Committee approved an engagement letter with KPMG. The Audit Committee has also discussed with our Senior Vice President, Internal Audit, the overall scope of and plans for our internal audits. The Audit Committee met with KPMG and with our internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of our internal controls and the overall quality and integrity of our financial reporting. Additionally, the Audit Committee reviewed the performance, responsibilities, budget and staffing of our internal audit department. The Audit Committee also has established, and overseen compliance with, procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and our employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

The Audit Committee discussed with KPMG their independence from the Company and our management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the PCAOB. The Audit Committee also reviewed our hiring policies and practices with respect to current and former employees of the independent registered public accounting firm. The Audit Committee preapproved, in accordance with its preapproval policy described above, all services provided by the independent registered public accounting firm and considered whether the provision of such services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

KRISTINA M. SALEN, Chairwoman
EDDY W. HARTENSTEIN
JAMES P. HOLDEN

68	2022 PROXY STATEMENT

Special Note About
Forward-Looking Statements

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this proxy statement and in reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection” and “outlook.” Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement and in reports and documents published by us from time to time, including the risk factors described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2021.

Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

●	we have been, and may continue to be, adversely affected by supply chain issues as a result of the global semiconductor supply shortage;

●	the ongoing COVID-19 pandemic has introduced significant uncertainty to our business;

●	we face substantial competition and that competition is likely to increase over time;

●	if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected;

●	we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business;

●	we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business;

●	we may not realize the benefits of acquisitions and other strategic investments and initiatives;

●	a substantial number of our Sirius XM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers;

●	our ability to profitably attract and retain subscribers to our Sirius XM service as our marketing efforts reach more price-sensitive consumers is uncertain;

●	our business depends in part on the auto industry;

●	failure of our satellites would significantly damage our business;

●	our Sirius XM service may experience harmful interference from wireless operations;

●	our Pandora ad-supported business has suffered a substantial and consistent loss of monthly active users, which may adversely affect our Pandora business;

●	our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business;

●	if we are unable to maintain revenue growth from our advertising products our results of operations will be adversely affected;

●	changes in mobile operating systems and internet browsers may hinder our ability to sell advertising and market our services;

●	if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners;

●	privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities;

2022 PROXY STATEMENT	69

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

●	consumer protection laws and our failure to comply with them could damage our business;

●	failure to comply with FCC requirements could damage our business;

●	if we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer;

●	interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business;

●	the market for music rights is changing and is subject to significant uncertainties;

●	our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms;

●	the rates we must pay for “mechanical rights” to use musical works on our Pandora service have increased substantially and these new rates may adversely affect our business;

●	failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results;

●	some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses;

●	rapid technological and industry changes and new entrants could adversely impact our services;

●	we have a significant amount of indebtedness, and our debt contains certain covenants that restrict our operations;

●	we are a “controlled company” within the meaning of the NASDAQ listing rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements;

●	while we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time;

●	our principal stockholder has significant influence, including over actions requiring stockholder approval, and its interests may differ from the interests of other holders of our common stock;

●	if we are unable to attract and retain qualified personnel, our business could be harmed;

●	our facilities could be damaged by natural catastrophes or terrorist activities;

●	the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition;

●	we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and

●	our business and prospects depend on the strength of our brands.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

70	2022 PROXY STATEMENT

Other Matters

Our board of directors does not intend to present, or have any reason to believe others will present, any other items of business. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 2, 2022

This proxy statement and our annual report for the fiscal year ended December 31, 2021 are available for you to view online at www.proxyvote.com.

By Order of the Board of Directors,

Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

New York, New York
April 18, 2022

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.siriusxm.com, and click on “Reports & Filings” and then on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to:

Investor Relations
Sirius XM Holdings Inc.
1221 Avenue of the Americas
35th Floor
New York, New York 10020

2022 PROXY STATEMENT	71

1221 AVENUE OF THE AMERICAS, 35th Floor
NEW YORK, NY 10020

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

				☐	☐	☐
1.	Election of Directors
	Nominees
01	David A. Blau	02	Eddy W. Hartenstein		03 Robin P. Hickenlooper		04	James P. Holden	05	Gregory B. Maffei
06	Evan D. Malone	07	James E. Meyer		08 Jonelle Procope		09	Michael Rapino	10	Kristina M. Salen
11	Carl E. Vogel	12	Jennifer C. Witz		13 David M. Zaslav

The Board of Directors recommends you vote FOR the following proposal:										For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2022.									☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

To Attend the Annual Meeting please visit:
http://www.virtualshareholdermeeting.com/SIRI2022
Date and time: June 2, 2022 at 8:30 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement/Annual Report is/are available at www.proxyvote.com.

SIRIUS XM HOLDINGS INC.
Annual Meeting of Stockholders
June 2, 2022 8:30 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to represent the undersigned and vote, as directed and permitted herein, the undersigned’s shares of Sirius XM Holdings Inc. common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius XM Radio Inc. 401(k) Savings Plan) at the Annual Meeting of Stockholders of Sirus XM Holdings Inc. to be held at 08:30 AM, EDT, on Thursday, June 2, 2022, at the Meeting live via the Internet (please visit www.virtualshareholdermeeting.com/SIRI2022), and at any adjournments or postponements thereof upon all matters set forth on the reverse side hereof and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no direction is given, this proxy will be voted FOR all nominees listed herein under Proposal 1 and FOR Proposal 2.

Continued and to be signed on reverse side